As Filed with the Securities and Exchange Commission on March 3, 2003     Registration No.:_______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
_______________________________________________________________________________________________________

                                    FORM SB-2
             Registration Statement under the Securities Act of 1933
_______________________________________________________________________________________________________

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

          FLORIDA                                                      02-0646259
   (State or Other Jurisdiction       (Primary Standard Industrial    (IRS Employer
 of Incorporation or Organization)   Classification Code Number)   Identification Number)

           292 South County Road, Suite 109, Palm Beach, Florida 33480
                              Tel. (561) 659-9054
_______________________________________________________________________________________________________

          (Address and telephone number of principal executive offices)

                                Amal Rampadaruth
           292 South County Road, Suite 109, Palm Beach, Florida 33480
                              Tel. (561) 659-9054
_______________________________________________________________________________________________________

            (Name, address and telephone Number of Agent for Service)

Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended (the "Securities Act"), check the following box:            [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration
statement for the same offering.                                             [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(C)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                           [X]

                                            CALCULATION OF REGISTRATION FEE
--------------------------- --------------------------- ------------------------ ------------------------ ---------------

  Title of each class of              Dollar               Proposed maximum         Proposed maximum        Amount of
        securities                    amount                offering price         aggregate offering      registration
     to be registered            to be registered              per Share                  price                fee
--------------------------- --------------------------- ------------------------ ------------------------ ---------------

Common stock, par value
$.0001                           Maximum: 1,400,000              $2.50                 $3,500,000            $283.15
--------------------------- --------------------------- ------------------------ ------------------------ ---------------

                                 Minimum:    10,000              $2.50                    $25,000
                            --------------------------- ------------------------ ------------------------

Selling Stockholders                      3,760,000              $2.50                 $9,400,000            $760.46
--------------------------- --------------------------- ------------------------ ------------------------ ---------------
Total                                                                                                      $1,043.61(1)
--------------------------- --------------------------- ------------------------ ------------------------ ---------------

(1)   This registration fee is calculated at $.00008090 for the shares offered based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEEAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a), OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to completion, dated February ___, 2003

                             PRELIMINARY PROSPECTUS

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.

We are offering up to 1,400,000 shares of our common stock and 3,760,000 are being registered for the benefit of the selling stockholders. Prior to this offering, there has been no public trading market for our securities. The public offering price will be $2.50 per share. This offering will expire one year from the effective date of this prospectus. We must sell a minimum of 10,000 shares in order to receive proceeds from the Offering. The proceeds from the sale of the securities will be placed in an escrow account opened at the Grand Bank &
Trust of Florida, Palm Beach, Florida, until 10,000 shares have been sold.

This offer is being made on a 10,000 share minimum, 1,400,000 share maximum basis. In the event that the minimum amount of 10,000 shares is not sold by the end of the 12 month period commencing on the effective date of the registration statement (the "Termination Date"), all funds shall be promptly returned to the investors, without interest.

We are offering our shares of common stock at $2.50 per share on a self-underwritten basis. The CEO, Directors and Officers of the corporation will be responsible for selling the securities.

         Proceeds per share                       $        2.50
         Proceeds from the minimum sale           $   25,000.00
         Proceeds from the maximum sale           $3,500,000.00

The selling shareholders will sell at a fixed price which is our offering price of $2.50 until the securities are quoted on the OTC Bulletin Board. Once there is a market for our securities, the selling stockholders will sell at market prices.

Sales made on behalf of ARTI will be made on a subscription basis in order to avoid any confusion with sales by selling shareholders.

_______________________________________________________________________________________________________

        The common stock being offered involves a high degree of risk. See "Risk
        Factors" beginning on page 3 for a discussion of certain factors that should be considered by prospective investors. The common stock being offered is not listed on any national securities market.
_______________________________________________________________________________________________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          The date of this preliminary prospectus is February ___, 2003

TABLE OF CONTENTS                                                           PAGE

14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
    ACT LIABILITIES...........................................................27

15. DESCRIPTION OF BUSINESS...................................................27

16. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

22. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY
STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE
INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN
THE DATE ON THE FRONT OF THIS PROSPECTUS.

1. PROSPECTUS SUMMARY

About Amalgamated Resources Technologies, Inc.

Amalgamated Resources Technologies Inc., hereinafter referred to as ARTI, is a company organized under the Laws of the State of Florida.

Its main objective is to seek new and/or existing technologies, industries and other businesses in Europe, Russia and throughout the World and perform a market study for underlying products sale in the US. If the market study reveals a satisfactory potential, then and only then, ARTI enters into an agreement with the owner of the new or existing technology. Said agreement will stipulate that
ARTI will:

        o   Incorporate a new US corporation that will either acquire the existing foreign company, or become the subsidiary of the foreign company, whichever is applicable.
        o   Establish a new US base for the corporation.
        o   Help newly established corporation to manufacture (if applicable), import, market, sell its products.
        o   Provide managerial services on a monthly basis, but leaving day-to-day running of the corporation to its officers.
        o   Locate key personnel in order to run the corporation (if need be) -
            being established that the owner of the business will either come himself to the US in order to implement the new business' foundation and/or send appropriate engineers/scientists or other qualified personnel in order to help establish this new business on US soil.

For providing the aforementioned services, ARTI is remunerated by monthly payments (amount to be agreed to) and a number of shares of the new corporation, to be agreed to - thus entitling ARTI to both a monthly payment and to dividends at year end. All these new companies will be associated to ARTI as evidenced by the number of shares held by it. ARTI will also be entitled to a number of seats
(to be agreed to) on the Board of Directors.

As of the date of this Prospectus, we have not yet commenced business operations. We have very limited cash resources and are in need of substantial additional capital to execute our business plan. We have reached agreement with two companies:

        o   International Motion Book Corp. (IMB), where we shall hold 13.33% of all issued and outstanding stock and;

        o   Industrie Caribeenne de Boulangerie Corp. (ICBC), where we shall hold 16.6% of the voting rights.

In both companies ARTI will monitor the disbursement of funds (see "Use of
Proceeds"). Upon completion of the Offering, we intend to fund operations in the two companies against the shares allocated to ARTI and begin to receive revenues for managerial and organizational services. We anticipate that our revenue will be derived from providing a variety of services and also from dividends. ARTI will also get revenues from its own activities. The size of the revenues will depend on the number of new companies incorporated in order to transfer patented technologies and other types of businesses in North America and help the companies go into production and sales.

International Motion Book Corp, (IMB) has been incorporated with the objective of penetrating three different markets for services requiring the same competence. viz; software wizards.

There is a growing market for the protection of Internet data and during their transmission from one user to the other. Companies require similar services where an internal database is shared among employees. The persons providing the services must possess the required academic qualifications and relevant experience.

The second related objective is the creation of animation software.
Responsibilities for both functions will devolve on the same group. The personnel may be posted to one division or the other depending on the workload and skill of the employee.

Income will be generated during the first semester after start of operations by the division of network security system. The animation software will generate cash flows by the end of the first year of operations.

The third related activity is the production of Real Time Strategy gaming software. The international market for computer games (computer, consoles and now on internet) is 18 billion Dollars. The growth rate over a period of 25 years, taking into account cyclical changes, is 13% per annum. The growth factor based on technological breakthroughs and innovations weakens the producers of the games, as they cannot rely on demand for existing games. Also the consoles are improved, modified or significantly altered every six years. The result is that the market for software for games must follow the same pattern. This is the market targeted by IMB. The four major world producers of computer games are:
Nintendo, Electronic arts, Sony and Microsoft. Games generate a cultural influence and develop a computer sense in users of all ages.

Industrie Caribienne De Boulangerie Corp (ICBC), a Florida based company having for object the production of quality breads and pastries based on traditional methods in use in France and some Mediterranean countries and using natural ingredients. Besides quality, all the items offered will be taste oriented. All commercial activities will be carried out under the fictitious name of "The King
David's French Bakery"; fresh products made daily with a difference; All Kosher
Products.

The King David's French Bakery is a revolutionary concept based on enhancement of Kosher food's taste by incorporating traditional French taste and products
(all products used are Kosher and organic). The preparation of the biological
Kosher bread will follow the guidelines of the French organization NATURE ET
PROGRES, one of the most ancient methods of production.

The company's incorporator, a French Baker residing in Guadeloupe, is in the process of opening two simultaneous points of presence located in Guadeloupe and in Palm Beach, Florida on top of "La Baguette Doree" already operating in
Guadeloupe.

The exclusive new taste of his products will be exclusively offered at these two locations with plans to open additional locations in South Florida, Los Angeles,
New York and Montreal in the near future.

ARTI has its own activities of providing services. It acts as a facilitator for transfer of technologies from around the World to the US. It generates its own revenues.

Our executive offices are located at 292 South County Road, Suite 109, Palm
Beach, Florida 33480 and our telephone number is (561) 659-9054. Our web site can be found at: WWW.ARGROUP.WS

About The Offering

We are offering our shares of common stock at $2.50 per share on a self-underwritten basis. At such time as the minimum offering amount has been received and accepted, the funds may be paid and used by us in accordance with the use of proceeds table set forth herein (see "Use of Proceeds.") In the event that the minimum amount of 10,000 shares is not sold by the end of the 12 month period commencing on the effective date of the registration statement (the
"Termination Date"), all funds shall be promptly returned to the investors, without interest, within 10 days of the Termination Date.

Affiliates of our Company may not purchase shares of our stock in order to achieve the minimum amount of our offering.

Common stock offered by ARTI:                     1,400,000 common shares

Termination Date:                                 This Offering will begin upon
                                                  effectiveness and will
                                                  terminate whenever all of the
                                                  shares are sold, or 12 months
                                                  after the date of
                                                  effectiveness, whichever comes
                                                  first.

Common stock offered by Selling Stockholders:     3,760,000 common shares

Common stock outstanding prior to this offering:  28,600,000 common shares

Common stock outstanding after this offering:     30,000,000 common shares

Primary offering:                                 The primary offering of
                                                  28,600,000 shares was
                                                  allocated to the founders of
                                                  this company at par value
                                                  ($0.0001 per share)

                                                  Secondary offering of
                                                  1,400,000 shares are being
                                                  offered to the public at
                                                  market price. The opening
                                                  price has been fixed at $2.50
                                                  per share. This offering is
                                                  self-underwritten and the CEO,
                                                  Directors and Officers of the
                                                  Corporation are responsible
                                                  for sale.

                                                  We are offering a minimum of
                                                  10,000 shares at $2.50 per
                                                  share for a total amount of
                                                  $25,000.

                                                  We are offering a maximum of
                                                  1,400,000 shares at $2.50 per
                                                  share for a total amount of
                                                  $3,500,000.

Selling Shareholders                              The selling shareholders, who
                                                  are the founders, are selling
                                                  3,760,000 shares out of their
                                                  28,600,000 shares held by them
                                                  at $2.50 per share.

Summary of financial data

Our company is a development stage enterprise and does not conduct business operations. Consequently this company has no income statement and has produced an opening balance sheet as of January 15, 2003.

The company has received $2,860 from the founders as their contribution to the share capital of the company.

Our fiscal year end is December 31st.

2. RISK FACTORS

Primary Risks

Investing in ARTI carries a certain number of risks that are inherent to the software industry, to the manufacture and marketing of goods and the provision of organizational and managerial services. The development stage of our company implies risks of uncertainty and dependence on many outside factors such as the availability of funds, and our dependence on our hired experts, foreign States'
laws and regulations, obsolescence of the patented technologies by new inventions. The inside factors are more related to our own capacity to achieve our objective by selecting and retaining key personnel and managing effectively the risk of obsolescence of material and equipment by new technologies. Less costly and more efficient equipments have become a regular feature of technological companies.

If any of the following risks occur, our business financial condition or results of operations could be materially harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

You could lose all of your investment if ARTI does not remain a going concern.
To achieve a going concern basis, a company must have adequate liquidity to pay its creditors in a timely manner and dispose of sufficient positive cash flows to finance its current operations whether of a capital nature or of a current nature.

Development Stage Company

We were formed in 2002 and have yet to generate any revenue. There have not been operations since inception and we are in the process of raising capital and financing for our future operations. Therefore, we are subject to all the risks inherent in the establishment of this new operating venture, including the likelihood of operating losses.

In order to carry out our operating plans, we must obtain additional funding from outside sources. We are relying, in part, on the success of this offering in order to implement our plans to develop the Company. Due to our limited assets and resources, there can be no assurance that we will be successful in obtaining the necessary financing either from this offering or other sources including debt.

You may be unable to effectively evaluate our Company for investment purposes because we have no operating history. Since we were founded in 2002, we have focused on the target companies with which ARTI has agreements to purchase a significant portion of their stock and where we would exert an influence on the management by exercising a degree of control on disbursement of funds and by holding some seats on the Board of Directors. Although our decision to get involved in a company is the result of our own research and evaluation, which usually takes more than a year, we must stress that it is above all a business decision. As in all business decisions, ours, also, carries a risk of bad judgment. Our prospects for success must be considered in light of the risks and difficulties encountered by a company in its development stage.

Risks Associated With Operating In Foreign Countries

Besides our operations in the US together with those companies which we are helping to get established in the US, we intend to be engaged in the Caribbean islands, France, Russia, Canada, other European countries as might be applicable and also in some other places around the World, where there might be political instability but with business opportunities with higher than normal returns. The potential for employee injury could subject us to litigation and potential liability for settlement, cancellation and/or judgment awards. We intend to carry a full range of appropriate liability and other insurance. There are no assurances that the amount of liability insurance and other coverage we will secure will adequately cover all potential liability and/or other claims and that any such liability and/or other claims will not exceed the coverage limits of such a policy and that such insurance will continue to be available on commercially reasonable terms or at all. Consequently, a liability claim or other such claim with respect to uninsured liabilities or in excess of insured liabilities would have a material adverse effect on our business, financial condition and results of operation.

Secondary Risks

No assurance of a public market

Our common stock is not presently traded on any established market. There is no prior trading market for our common stock and there can be no assurance that a trading market for the common stock will develop, or if developed, that it will continue. If no market develops, it may be difficult or impossible for holders of the common stock to sell their shares if they should so desire. There are no assurances that holders will be able to sell their offering of the common stock or that sufficient shares will be sold to create a public market for the common stock.

No assurance that offering will we successful

There can be no assurance that our offering will raise operating capital for our initial 12 months of operations. Should the minimum amount of the offering be the only amount raised in the offering, we could not operate for our initial 12 months and amounts contributed by investors in reaching the minimum would not be returned to the investors. Failure by the Company to raise additional equity or debt financing would impair our operations and investors may lose the total amount of their investment.

Selling shareholder effect on market

When our selling shareholders sell their respective shares, the market price of our stock could be potentially depressed and as a result you may not be able to sell your shares at the previously higher market price. Selling a large volume of shares in a short period of time will create downward pressure on the price of our common stock unless there is buying in the market. Without a balanced market in our stock, all of our shareholders are at risk of selling their shares at depressed prices, thus realizing a reduced gain, if any.

Limitations on transferability

It is unlikely that investors will be able to liquidate their investments in the shares in the event of an emergency or for any other reason. A public market for the shares does not currently exist.

Dependence on management

Management believes that its success will largely depend on implementation of the business plan. Management is experienced in the area of operation in which the Company will function. The focus of our operations will require management's ability to master certain aspects in the running of the software and Internet security's segments, control of disbursement of funds in each target companies, as well as the enhancements of market opportunities.

Arbitrary offering price

We have determined the number of shares to be offered based upon our estimate of the amount of proceeds necessary for planned uses. The offering price is not based on our assets, book value, or earnings. Accordingly, the offering price should not be considered an indication of the actual fair market value of the common stock as if appraised by a qualified third party.

Reliance on public acceptance

Our success is dependent on public acceptance and support of our products and services. There are no assurances that duplicating production lines of successful products in foreign countries will meet public acceptance here. There are no assurances that we will be able to derive the income and/or value from these areas as projected. While the conclusions of our management on the prospects of each venture are favorable, there are no assurances that the actual operating results will reach the levels indicated by management.

Proprietary Know-How

Our success depends and will continue to depend on certain trade secrets, on proprietary "know-how," and on its ongoing endeavors involving technical innovations. The software written by our computer specialists for animation and games will require adequate protection. A pirated copy may put a stop to earnings and endanger all the investments in that project. Our management is bound by employment agreements, which include non-disclosure clauses that are structured to protect the Company's proprietary information and know-how. There can be no assurance that these agreements and clauses will protect the Company or provide adequate remedies for the Company in the event of unauthorized use or disclosure of such information, or that others will not be able to develop similar technology or software. There can be no assurance that allegations of infringement of proprietary rights will not be made or that, if made, such allegations would not be sustained if litigated. Litigation may be necessary by the Company to enforce proprietary know-how owned and/or used by the Company to defend the Company against claimed infringement of the rights of others or to determine the ownership, scope or viability of substantial litigation expenses and to divert time and effort of management personnel. The occurrence of such litigation or the effect of an adverse determination in any such litigation could have a material adverse effect on our business, financial condition and results of operation.

Receipt of less than maximum offering proceeds

It is possible that the Company will sell less than the maximum amount of shares being offered. Receipt of proceeds which are less than the amount from the maximum offering amount will cause the Company to delay and/or modify its current plan and would impair the Company's business operations.

Funds will not be returned to investors

We are offering a minimum amount of common stock, which will result in proceeds of $25,000 to the Company. Once the minimum offering amount has been subscribed for, we will utilize those funds for our business operations and investors will not receive a return of funds invested. You should be aware that receipt of only the minimum offering amount would severely impair our business operations.

General economic conditions

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the markets and/or regions in which its products and services will be offered such as recession, inflation, unemployment increases, and interest rates among its own operations, or the operations of the associated companies. Specifically, greater unemployment could indicate that fewer paying customers for personalized products or quality goods. These changes could cause the cost of talent, labor, capital and other expenses to rise faster than the Company could absorb or respond to. Such changing conditions will reduce the profitability of our operations. ARTI will, as a result of unfavorable economic conditions in the target countries, have fewer clients willing to get established in the US. We have no control over any of these changes or conditions.

2.1 RISKS RELATED TO OUR BUSINESS

We commenced operations in 2002. Accordingly, we do not have any operating history upon which you can evaluate our business and prospects. An investor in our shares must consider the risks, expenses and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, including software and high tech companies. The likelihood of our success must be considered in light of the expenses, problems and delays frequently encountered by businesses in the early stages of development, the competitive environment in which we operate and the frequent failure rate of other companies whose businesses are principally focused on software, innovative technology and franchise.

We may require substantial amounts of additional financing that may not be available to us

The proceeds from the sale of the shares together with our existing sources of capital may not be sufficient to meet our ultimate financial needs, and may not be substantial in relationship to the operations or business in which we intend to engage. It may be necessary for us to secure significant amounts of additional financing. While we have various alternative plans to secure such financing, there can be no assurance that any of such plans will be successful.

Lack of relevant experience by management

The Company believes that it has ample experience to monitor the financial operations and the provision of management and organizational services to its subsidiaries or associated companies. However, marketing and general operations requires management experience of a different nature. The Company expects that it will generally have little or no direct experience in the management of operations and marketing of the types of products and services the Company intends to market. Because of the Company's lack of experience, it may be more vulnerable than others to certain risks. The Company also may be more vulnerable to errors in judgment that could have been prevented by more experienced management. As a result, lack of previous experience could materially and adversely affect future operations and prospects.

Our quarterly revenues and operating results may not be indicative of future performance, are difficult to forecast and are likely to continue to fluctuate

Our quarterly revenues and operating results are likely to fluctuate significantly from quarter to quarter as a result of several factors, many of which are outside our control, and any of which could adversely affect our business. These factors include:

        o   Inability to obtain license to offer any of our products based on patented technologies to the public;
        o   Increased competition by both established and startup companies who provide similar products and services;
        o   Fluctuations in general economic conditions causing a decrease in consumer spending; and
        o   Fluctuations in the general demand for some of our products and or affiliated companies' products.

As a result of these fluctuations, period-to-period comparisons of our quarterly results may not be meaningful and should not be relied upon as indicators of future performance.

                                       10

Our business depends upon the continued service of our key management personnel, including Amal Rampadaruth, our president and chief executive; and Jadoomanee
Rampadaruth, executive vice president and chief financial officer. We cannot assure you that we will be able to retain the services of any of our key executives. If any of our key executives were to leave us, our business, results of operations and financial condition could be materially adversely affected, as these two officers have been involved in all the stages of development to date.
We do not currently have "key man" insurance policies on any of our executives.

You must consider our business and prospects given the risks, expenses and challenges we might encounter because we are at an early stage of development in a new and rapidly evolving market. We hope to proceed with the recruitment of already identified and entered into Agreement with key personnel for
International Motion Book - Gaming Department (Mr. David Brunot and Mr. Stephane
Sommer), Internet security and for the operations of ARTI per se. ARTI has developed a professional relationship with Richard P. Greene PA, Holyfied and
Thomas (CPA), and Mr. Henri Sousseing, a French professional traditional bread and pastry maker based in Guadeloupe. We shall also consult with independent professionals in each field as and when required. As we have not yet experienced one full calendar year of operations and the executive personnel is not yet in place, although identified and letters of intent signed, we are not in a position to guarantee the quality of our services and products. Due to our short operating history, our future financial performance is not predictable and may disappoint investors and result in a significant decline in our stock price.

Our failure to penetrate the competitive markets with our innovative products or services would reduce future revenues and increase our expenses

A significant portion of our sales together with those of our associated companies will be influenced by the initial reaction of the consumer market targets and the initial reaction of the target industry as appropriate. We shall need significant marketing skill and adequate time to demonstrate our superior product and their affordable price. Our ability to penetrate the markets which in certain cases will imply for the consumer to shift from a traditional supplier, will determine the success of our ventures for ARTI, per se, or the related companies. Resistance by the target companies or consumers would negatively affect our revenues.

2.2 RISKS RELATED TO INDUSTRY

Competition in our markets is intense and could reduce our sales and prevent us from achieving profitability

ARTI and our associated companies intend to offer products and services of a higher standard than those offered by our competitors. The market for our service is intensely competitive and subject to rapid technological change. We expect the intensity of competition to increase in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of our target market share, any one of which could reduce our future revenues or earnings. Competition exists in each sector of our involvement:

- Internet security:
There are a few companies, which actually provide secured data transmission over the Internet. Demand for services exist as the key issue is the quality of the personnel and its willingness to work for long hours and also during weekends.
It must always be taken into account the fact that hackers are using more elaborate schemes to penetrate data bases and the personnel required to keep these schemes from being successful, must always keep abreast of new technologies or be able to minimize the risk at most.

- Animation Software
World competition exists in this field as can be ascertained from movies and advertisements made around the world. However, we intend to produce a tool, which will make 3-D animation accessible to a greater number of persons. Risk of our software being pirated exists. All software producers are facing the same problem. Although we have identified the team that will work on this project and will take all precautions to avoid being hacked, We cannot guarantee 100%
immunity.

                                       11

- Games
Completion is fierce and some companies like Microsoft, Sony, and Electronic
Arts etc have superior means of production at their disposal. The market is open and any company that comes up with superior software should succeed. If our software wizards are unable to come up with a superior game or if the game does not appeal to the public we might loose our investment. Competitors are defined as those entities with deep financial resources, control of physical assets and experienced, knowledgeable personnel.

In general, we believe that competition could ultimately assist us in building product awareness and act as an incentive to bring in new patented technologies, which will be beneficial to our objectives.

There can be no assurance that we will be able to successfully compete with current or future competitors or that competitive pressures will not have a material adverse effect on our business, financial condition and results of operations.

As we are involved in diverse activities directly or through our associated companies we will experience competition from different sources. Nonetheless, due to the enormous potential for profit existing in the animation business, franchising production of traditional French bread and pastries and Internet security there are and will continue to be numerous other business entities seeking to profit from any one of these markets. Therefore, we will be competing against numerous other businesses, which market the same or similar products and/or services as those we intend to market, many of which have or may have substantially greater capital resources.

As far as the operations of ARTI are concerned there are no trade secrets involved. Our success depends on the quality of our service at an affordable price and the referrals of overseas clients involved in high tech products or having patents for an innovative product, by our representative offices in
France and Russia and by our associates in Switzerland, Luxembourg etc. Failure on our part to locate the right business or technology will entail a loss of money.

Failure of our associated companies to receive the necessary funding could harm our business

Our targeted customers include industrial, commercial and individual users depending on the product target. If these companies do not receive the funding necessary either to start the cycle of production or for their expansion our revenues will be reduced.

Although time is of the essence, it can have an adverse effect and delay our streams of revenue

The time required may have an adverse effect on our financial resources and jeopardize the whole business. Also the production time of the software may be delayed for a host of technical reasons.

If IMB were unable to meet the rapid changes in technology, the animation product could become obsolete. The market for the products targeted by ARTI is marked by rapid technological change, frequent new product introductions, technology enhancements, uncertain product life cycles, changes in client demands and evolving industry standards. It is not certain that these companies will successfully develop and market new products, new product enhancements or new products compliant with present or emerging technology standards. New products based on new technologies or new industry standards can render existing products obsolete and unmarketable. To succeed, our associated companies need to enhance their current product and develop new products on a timely basis to keep pace with developments related to technology affecting the different products and consequently to satisfy the increasingly sophisticated requirements of the clients.

Recent terrorist attacks have contributed to economic instability in the USA;
Continued terrorist attacks, war or other civil disturbances could lead to further economic instability adversely affecting our business

On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. These attacks have caused instability in the global financial markets and other industries including the energy industry. These attacks and the subsequent U.S. military campaign may lead to substantial armed hostilities or to further acts of terrorism and civil disturbances in the United
States or elsewhere, which may contribute further to economic instability in the
United States and could have a material adverse effect on our business, financial condition and operating results. These and other developments arising out of the attacks may make the occurrence of one or more of the factors discussed under "Risk Factors" in this prospectus more likely to occur.

                                       12

2.3 RISKS RELATED TO THIS OFFERING

Control by principal stockholders, officers and directors could adversely affect our stockholders

Upon completion of this offering, our officers, directors and greater-than-five-percent stockholders (and their affiliates) will, in the aggregate, beneficially own approximately 79% of our outstanding common stock, assuming that they do not purchase shares in this offering. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs.
Although none of our officers, directors or large stockholders have committed to purchase shares in this offering, it is possible that they may do so, thereby increasing management's control.

We may issue additional securities, which would dilute the value of the shares of our common stock

Certain events over which you will have no control could result in the issuance of additional shares of our common stock, which could dilute the value of your shares of common stock. We may issue additional shares of common stock:

        o   To raise additional capital;
        o   Upon the exercise of outstanding options and stock purchase warrants
            or
        o   Additional options and warrants issued in the future;
        o   In connection with loans or other capital raising transactions; and
        o   In connection with acquisitions of other businesses or assets.

As of January 15, 2003, there were no outstanding warrants to acquire shares of our common stock but there were 500,000 Options to acquire shares of our common stock.

We anticipate that the initial offering price of the shares will be substantially higher than the net tangible book value per share of our common stock after this offering. If we sell the shares at $2.50 per share, you will incur immediate dilution of approximately 95.00% in net tangible book value for each share of our common stock included in the shares you purchase. If currently outstanding options or warrants to purchase our common stock were exercised, your investment may be further diluted.

We do not intend to pay cash dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding our operations and, therefore, do not expect to pay any cash dividends in the foreseeable future.

Our bylaws provide for indemnification of our board of directors

Our bylaws provide us to indemnify the members of our board of directors against any loss or liability incurred in connection with our affairs (including breaches of fiduciary obligations) so long as the loss or liability arises from acts performed in good faith and which do not involve fraud or gross negligence on the part of the members of the board of directors. Therefore, a stockholder suing on behalf of ARTI may have a more limited right of action against our board of directors than he would have in the absence of this indemnification provision.

                                       13

Investment Risk

Since we have do not have an operating history, it is difficult to evaluate our business or our future prospects. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose their investment. To date, we have not earned any revenue from operations. Our historical financial information is of limited value in projecting our future operating results because of our lack of operating history and the emerging nature of our business model. The investment capital refers to private placement funds received from the sale of common stock. We plan to invest heavily in evaluation of new technologies of target companies, sales of our services, marketing and advertising. As a result, we expect that we will continue to lose money through 2003. We may never achieve or sustain profitability.

We cannot assure you that you will realize a positive return on your investment or that you will not lose your entire investment in the shares. You should read this prospectus and all exhibits carefully, and should consult with your own personal legal and financial advisors prior to making any investment decision.

There has been no negotiation concerning the initial offering price of the shares with third parties or any determination of the value of the common stock by an independent appraiser

Our management has determined the initial offering price and other terms of the shares of common stock. The offering price of the shares does not necessarily reflect the price at which these securities may be sold at a later date or their current fair market value.

There has been no prior market for our shares and the market price of these securities may fluctuate

There has been no market for our shares prior to this offering. The price of our shares after the offering may fluctuate widely and the shares may trade at prices significantly below the initial offering price. Although we plan to apply for trading privileges on the National Bureau Daily Quotation Pink Sheets, we
cannot guarantee that a trading market for our securities will develop or, if a market does develop, the depth of the trading market for the securities or the prices at which the securities will trade. Should a trading market for our securities develop, the market price could decline as a result of sales by our existing stockholders of shares of common stock or the perception that these sales could occur.

If the market price of our shares falls below $5.00 per security, the transactions in our securities could become subject to penny stock regulations, which could inhibit the marketability of our securities.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of
$1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, were our securities to become subject to the "penny stock" rules, these rules could restrict the ability of broker-dealers to facilitate transactions in our securities and could affect the ability of investors to sell our securities in the secondary market and the price at which our securities could be sold.

                                       14

Anti-takeover provisions in our articles of incorporation may adversely affect the value of our outstanding securities.

Pursuant to our articles of incorporation, our board of directors may issue, without stockholder approval, up to 5,000,000 shares of Class B common stock in the future with such preferences, limitations and relative rights as the board may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of Class B stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control of
ARTI without further action by the stockholders.

Future sales of our common stock by our existing stockholders could decrease the trading price of the common stock

Sales of a large number of shares of our common stock in the public markets after this offering, or the potential for such sales, could decrease the trading price of our common stock and could impair our ability to raise capital through future sales of our common stock. Upon completion of this offering, there will be 30,000,000 shares of our common stock outstanding. Of these shares, the
5,160,000 shares of common stock included in the shares sold in this offering will be freely tradable without restrictions or further registration under the
Securities Act of 1933, unless such shares are purchased by our "affiliates," as that term is defined in Rule 144 of the Securities Act of l933. All of the rest of our outstanding shares and shares issuable upon the exercise of outstanding options and warrants will be "restricted securities" for purposes of Rule 144 of the Securities Act and may not be resold unless registered under the Securities
Act or sold pursuant to an applicable exemption from registration, including the exemption contained in Rule 144. All of these securities are eligible for sale on the open market under Rule 144 (subject to the volume, holding period and manner of sale limitations of that rule), except for shares which are subject to lockup agreements which prohibit their sale for periods of between six months and 18 months after the closing date of this offering, unless the sale is consented to by us and the representative of the underwriters.

FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus involves forward- looking statements. These statements include, but are not limited to, statements about our industry, plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements by their nature involve risks and uncertainties. Therefore, actual results may differ materially from those implied or expressed by these statements. Accordingly, you should not place undue reliance on these forward-looking statements.

3. USE OF PROCEEDS

The net proceeds to ARTI range from $25,000 (the "Minimum") to $3,500,000 (the
"Maximum). If Minimum were raised, we anticipate operating capital for three months. Assuming 100% of the offering is successfully sold, we anticipate 12 months of capital requirements. More detailed tables indicating the proposed use of funds are listed on the following pages.

It is possible that no proceeds may be raised from this offering. If fewer than all of the shares are sold, we will have to delay or modify our current plans.
There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us. In the event that less than 10% of this offering is sold, we intend to focus our efforts and capital on marketing. While there can be no assurance of success, it is our goal to invest heavily in our marketing efforts in an attempt to take us out of the development stage and begin recognizing transactional revenue. We will not pursue any further development until additional funds either from sales or investment capital can be secured.

                                       15

Use of proceeds from the initial public offering:

        1.   One Million and Three Hundred Thousand Dollars (1,300,000) will be allocated to ARTI. These funds will be used for research of new companies meeting our selection criteria and public demand for the products to be manufactured. The breakdown is as follows:

------------------------------------------------------- --------------------
Item                                                    $
------------------------------------------------------- --------------------
Operating expenses                                        400,000
------------------------------------------------------- --------------------
Establishment costs for 5 companies                       500,000
------------------------------------------------------- --------------------
Travel                                                    100,000
------------------------------------------------------- --------------------
Per diem and entertainment                                100,000
------------------------------------------------------- --------------------
Accounting fees                                            30,000
------------------------------------------------------- --------------------
Legal fees, validation of patents,
and market studies                                        150,000
------------------------------------------------------- --------------------
Miscellaneous expenses                                     20,000
------------------------------------------------------- --------------------
TOTAL                                                   1,300,000
------------------------------------------------------- --------------------

        2.   IMB will be allocated One Million Two Hundred Thousand Dollars
             (1,200,000) to provide cash flow to pay for the initial setting up costs. This includes rent, salary, equipment and normal running expenses of this department. As sales proceeds are received during the first year no additional outside funds will be necessary. Also part of the equipment necessary for this business will be leased.
             This will not affect our performance but will help our cash flows.

        The breakdown among the three divisions is as follows:

------------------------------------------------------- --------------------
Item                                                    $
------------------------------------------------------- --------------------
Animation                                                 300,000
------------------------------------------------------- --------------------
Internet Security                                         325,000
------------------------------------------------------- --------------------
Games                                                     575,000
------------------------------------------------------- --------------------
TOTAL                                                   1,200,000
------------------------------------------------------- --------------------

        3.   One Million Dollars (1,000,000) will be earmarked for the two bakeries in Palm Beach and Guadeloupe. Each unit will require
             $500,000 for equipments, setting up costs and salaries and running costs for the first year of operation.

------------------------------------------------------- --------------------
Item                                                    $
------------------------------------------------------- --------------------
Bakery Guadeloupe (equipment)                             500,000
------------------------------------------------------- --------------------
Bakery Palm Beach (equipment)                             500,000
------------------------------------------------------- --------------------
TOTAL                                                   1,000,000
------------------------------------------------------- --------------------

The foregoing represents our best estimate of allocation of the proceeds of this offering, based upon the current state of our business operations and our current plans. Pending application of the net proceeds of this offering, we may temporarily invest such funds in interest-bearing accounts, certificates of deposit, government obligations, short-term interest bearing obligations, and similar short-term investments.

Schedule assumes we receives 100% of the offering or $3,500,000:

----------------------------- ------------------------ --------------------
Description of Expenses       Dollar Amount            Percentage
----------------------------- ------------------------ --------------------
ARTI                          1,300,000                  37.1
----------------------------- ------------------------ --------------------
IMB                           1,200,000                  34.2
----------------------------- ------------------------ --------------------
ICBC                          1,000,000                  28.5
----------------------------- ------------------------ --------------------
TOTAL                         3,500,000                100.00
----------------------------- ------------------------ --------------------

                                       16

If we receive 100% of the offering, we shall be able to fund all the activities described in our plan. Briefly the following actions will be taken:

ARTI
We shall initiate action to establish five foreign companies in the US. This operation in itself will provide immediate revenues in the form of management fees. All the expenses related to this operation viz; evaluation of the technology, legal, accounting fees and related fees will be paid. Funds will be available for travel to seek new, innovative -patented technologies so that this type of operations can be repeated each year with new companies.

IMB
Besides administrative expenses, the funds will be used to pay the salaries of the computer engineers, purchase of computers, software and peripherals.
$345,000 will be spent on computers and related equipments and software for the three divisions. The available funds will be allocated to the three divisions.

ICBC
The funds will be used to buy machines, fixtures and fittings, ingredients for making breads and pastries and provide salaries for the staff in the initial period. 50% of the funds will be used for machines, equipments and goodwill wherever applicable.

The following table shows our projected use of funds if we raise 100% of the offering
Disbursement Plan

----------------------------------------------------------------------------------
ARTI
------------------------------------------------------------ ---------------------
Operating expense                                                  400,000
------------------------------------------------------------ ---------------------
Establishment of 5 companies                                       500,000
------------------------------------------------------------ ---------------------
Accounting                                                          30,000
------------------------------------------------------------ ---------------------
Legal fees                                                         150,000
------------------------------------------------------------ ---------------------
Travel                                                             100,000
------------------------------------------------------------ ---------------------
Entertainment and traveling expenses                               100,000
------------------------------------------------------------ ---------------------
Miscellaneous expenses                                              20,000
------------------------------------------------------------ ---------------------
Total for the activities of ARTI                                 1,300,000
------------------------------------------------------------ ---------------------

----------------------------------------------------------------------------------
IMB
----------------------------------------------------------------------------------
Division of animation                                              300,000
------------------------------------------------------------ ---------------------
Internet security                                                  325,000
------------------------------------------------------------ ---------------------
Games                                                              575,000
------------------------------------------------------------ ---------------------
Total for all the activities of IMB                             1,200,000
------------------------------------------------------------ ---------------------

------------------------------------------------------------ ---------------------
ICBC (2 units)
----------------------------------------------------------------------------------
Machines and equipment                                             500,000
------------------------------------------------------------ ---------------------
Working capital, Payroll and miscellaneous expenses                500,000
------------------------------------------------------------ ---------------------
Total for all activities of ICBC                                 1,000,000
------------------------------------------------------------ ---------------------

------------------------------------------------------------ ---------------------
TOTAL allocation of funds                                        3,500,000
------------------------------------------------------------ ---------------------

                                       17

The following table shows our projected use of funds if we raise 75% of the offering
Disbursement Plan

----------------------------------------------------------------------------------
ARTI
------------------------------------------------------------ ---------------------
Operating expenses                                                 300,000
------------------------------------------------------------ ---------------------
Establishment of 4 companies                                       400,000
------------------------------------------------------------ ---------------------
Accounting                                                           25,000
------------------------------------------------------------ ---------------------
Legal fees                                                         120,000
------------------------------------------------------------ ---------------------
Travel                                                               40,000
------------------------------------------------------------ ---------------------
Entertainment and traveling expenses                                 40,000
------------------------------------------------------------ ---------------------
Miscellaneous expenses
------------------------------------------------------------ ---------------------
Total for activities of ARTI                                       925,000
------------------------------------------------------------ ---------------------

------------------------------------------------------------ ---------------------
IMB
----------------------------------------------------------------------------------
Division of animation                                              300,000
------------------------------------------------------------ ---------------------
Internet security                                                  325,000
------------------------------------------------------------ ---------------------
Games                                                              575,000
------------------------------------------------------------ ---------------------
Total for all activities of IMB                                  1,200,000
------------------------------------------------------------ ---------------------

------------------------------------------------------------ ---------------------
ICBC (1 unit)
------------------------------------------------------------ ---------------------
Machines and equipment                                             250,000
------------------------------------------------------------ ---------------------
Working capital, Payroll and miscellaneous expenses                250,000
------------------------------------------------------------ ---------------------
Total for all activities of ICBC                                   500,000
------------------------------------------------------------ ---------------------
TOTAL allocation of funds                                        2,625,000
------------------------------------------------------------ ---------------------

Schedule assumes we receives 75% of the offering or $2,625,000:

----------------------------- ------------------------ --------------------
Description of Expenses       Dollar Amount            Percentage
----------------------------- ------------------------ --------------------
ARTI                          925,000                  35.2
----------------------------- ------------------------ --------------------
IMB                           1,200,000                45.7
----------------------------- ------------------------ --------------------
ICBC                          500,000                  19.0
----------------------------- ------------------------ --------------------
TOTAL                         2,625,000                100.00
----------------------------- ------------------------ --------------------

If we receive 75% of the funds our business will be adapted as follows:

ARTI will establish only four companies and proprate the expenses on the related items. Travel and consequently traveling expenses will be reduced by 60%. As the item "establishment of companies" brings immediate cash flows, we shall attempt the maximum possible, which should be four companies.

As far as International Motion Book is concerned we shall not make any change on the allocation of $1,200,000.

The allocation for the two bakeries will be halved. We shall start our operations with only one bakery.

                                       18

The following table shows our projected use of funds if we raise 50% of the offering.
Disbursement Plan

----------------------------------------------------------------------------------
ARTI
------------------------------------------------------------ ---------------------
Operating expense                                                 192,000
------------------------------------------------------------ ---------------------
Establishment of 3 companies                                      300,000
------------------------------------------------------------ ---------------------
Accounting                                                         18,000
------------------------------------------------------------ ---------------------
Legal fees                                                         90,000
------------------------------------------------------------ ---------------------
Travel                                                             25,000
------------------------------------------------------------ ---------------------
Entertainment and traveling expenses                               25,000
------------------------------------------------------------ ---------------------
Miscellaneous expenses
------------------------------------------------------------ ---------------------
Total for the activities of ARTI                                  650,000
------------------------------------------------------------ ---------------------

------------------------------------------------------------ ---------------------
IMB
----------------------------------------------------------------------------------
Division of animation                                                   0
------------------------------------------------------------ ---------------------
Internet security                                                  25,000
------------------------------------------------------------ ---------------------
Games                                                             575,000
------------------------------------------------------------ ---------------------
Total for all the activities of IMB                               600,000
------------------------------------------------------------ ---------------------

------------------------------------------------------------ ---------------------
ICBC (1 unit)
------------------------------------------------------------ ---------------------
Machines and equipment                                             250,000
------------------------------------------------------------ ---------------------
Working capital, Payroll and miscellaneous expenses                250,000
------------------------------------------------------------ ---------------------
Total for all activities of the bakery                             500,000
------------------------------------------------------------ ---------------------
TOTAL allocation of funds                                        1,750,000
------------------------------------------------------------ ---------------------

Schedule assumes we receives 50% of the offering or $1,750,000:

----------------------------- ------------------------ --------------------
Description of Expenses       Dollar Amount            Percentage
----------------------------- ------------------------ --------------------
ARTI                            650,000                  37.1
----------------------------- ------------------------ --------------------
IMB                             600,000                  34.2
----------------------------- ------------------------ --------------------
ICBC                            500,000                  28.5
----------------------------- ------------------------ --------------------
TOTAL                         1,750,000                100.00
----------------------------- ------------------------ --------------------

With 50% of funds received we shall target only three companies, which we shall establish here. Traveling costs will be drastically reduced. This might impair our strategy to establish more companies the following year. Still we shall generate income from the three companies established.

In the International Motion Book we shall have to sacrifice the division of animation. Our decision is oriented by the immediate return on investment together with rapid in flows of cash derived from the transactions. The Internet security will receive only $25,000. This amount will be used for marketing. We shall still be able to start one bakery.

                                       19

The following table shows our projected use of funds if we raise 25% of the offering
Disbursement Plan

----------------------------------------------------------------------------------
ARTI
------------------------------------------------------------- --------------------
Operating expense                                              50,000
------------------------------------------------------------- --------------------
Establishment of 2 companies                                  200,000
------------------------------------------------------------- --------------------
Accounting                                                      6,000
------------------------------------------------------------- --------------------
Legal fees                                                     60,000
------------------------------------------------------------- --------------------
Travel                                                          5,000
------------------------------------------------------------- --------------------
Entertainment and traveling expenses                            4,000
------------------------------------------------------------- --------------------
Miscellaneous expenses
------------------------------------------------------------- --------------------
Total for the activities of ARTI                              325,000
------------------------------------------------------------- --------------------

------------------------------------------------------------- --------------------
IMB
------------------------------------------------------------- --------------------
Division of animation                                               0
------------------------------------------------------------- --------------------
Internet security                                              25,000
------------------------------------------------------------- --------------------
Games                                                         275,000
------------------------------------------------------------- --------------------
Total for all the activities of IMB                           300,000
------------------------------------------------------------- --------------------

------------------------------------------------------------- --------------------
ICBC (1 unit)
------------------------------------------------------------- --------------------
Machines and equipment                                        125,000
------------------------------------------------------------- --------------------
Working capital, Payroll and miscellaneous expenses           125,000
------------------------------------------------------------- --------------------
Total for all activities of the bakery                        250,000
------------------------------------------------------------- --------------------

------------------------------------------------------------- --------------------
TOTAL allocation of funds                                     875,000
------------------------------------------------------------- --------------------

Schedule assumes we receives 25% of the offering or $875,000:

----------------------------- ------------------------ --------------------
Description of Expenses       Dollar Amount            Percentage
----------------------------- ------------------------ --------------------
ARTI                          325,000                  37.1
----------------------------- ------------------------ --------------------
IMB                           300,000                  34.2
----------------------------- ------------------------ --------------------
ICBC                          250,000                  28.5
----------------------------- ------------------------ --------------------
TOTAL                         875,000                  100.00
----------------------------- ------------------------ --------------------

With 25 % of the funds received ARTI can only establish two companies.

IMB: We shall allocate $25,000 for the marketing of our Internet security program. When we shall have orders to fulfill we shall divert some of our staff from the games division in order to provide the services. It should be noted
that the qualifications and experience of the computer engineers are practically the same for all the divisions.

ICBC: As for the bakeries we shall still be limited to one provided that we can obtain all the equipments on lease and negotiate credit terms with our suppliers.

                                       20

The following table shows our projected use of funds if we raise 10% of the offering
Disbursement Plan

----------------------------------------------------------------------------------------
ARTI
------------------------------------------------------------ ---------------------------
Operating expense *                                                 10,000
------------------------------------------------------------ ---------------------------
Establishment of 1 company                                          90,000
------------------------------------------------------------ ---------------------------
Accounting                                                           3,000
------------------------------------------------------------ ---------------------------
Legal fees                                                          27,000
------------------------------------------------------------ ---------------------------
Travel                                                                   0
------------------------------------------------------------ ---------------------------
Entertainment and traveling expenses                                     0
------------------------------------------------------------ ---------------------------
Miscellaneous expenses
------------------------------------------------------------ ---------------------------
Total for the activities of ARTI                                   130,000
------------------------------------------------------------ ---------------------------

----------------------------------------------------------------------------------------
IMB
------------------------------------------------------------ ---------------------------
Division of animation                                                    0
------------------------------------------------------------ ---------------------------
Internet security                                                   20,000
------------------------------------------------------------ ---------------------------
Games                                                              100,000
------------------------------------------------------------ ---------------------------
Total for all the activities of IMB                                120,000
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
ICBC (1 unit)
------------------------------------------------------------ ---------------------------
Machines and equipment                                              50,000
------------------------------------------------------------ ---------------------------
Working capital, Payroll and miscellaneous expenses                 50,000
------------------------------------------------------------ ---------------------------
Total for all activities of the bakery                             100,000
------------------------------------------------------------ ---------------------------

------------------------------------------------------------ ---------------------------
TOTAL allocation of funds                                          350,000
------------------------------------------------------------ ---------------------------

Schedule assumes we receives 10% of the offering or $350,000:

----------------------------- ------------------------ --------------------
Description of Expenses       Dollar Amount            Percentage
----------------------------- ------------------------ --------------------
ARTI                          130,000                    37.1
----------------------------- ------------------------ --------------------
IMB                           120,000                    34.2
----------------------------- ------------------------ --------------------
ICBC                          100,000                    28.5
----------------------------- ------------------------ --------------------
TOTAL                         350,000                  100.00
----------------------------- ------------------------ --------------------

With only 10% of the funds it shall become more difficult to achieve the goals set. However, we shall follow allocate the funds in such a way so that we can obtain the optimal cash flow.

ARTI will target only one company with a greatly reduced staff. This single company will generate cash within six months, which will be used to market our services in a limited number of countries.

In International Motion Book the funds will be predominantly affected to the games and $20,000 for marketing the Internet security. Here also, staff from the games department will deal with all orders received. This activity also will provide rapid cash flows.

As far as the bakeries are concerned we shall start with only one bakery.
Working with a minimum staff, renting a sales point and getting the equipment on lease together with credit facilities from our suppliers we shall be able to produce the type of breads. This will establish the quality of the breads and pastries and will help build a clientele base.

                                       21

ARTI`s Use of proceeds if only the minimum is raised: $25,000, which represents
0.714% of the funds:

Obviously if we only raise such a small amount, our capacity to operate will be greatly diminished. In such case, we will need additional funding very quickly.
In order to secure said funding we will be obliged to issue ten year Corporate
Bonds with an interest coupon.

Said bonds, apart from having a CUSIP number and being visible on
Bloomberg/Reuter, will also have a Standard & Poors Rating. Said rating will be based on the Company and an A+ rated Insurance/Bank Company. As part of the monies raised will be used to secure ten-year zero coupon bonds from an A+ rated
Insurance/Bank Company or other secured and rated institutions in order to secure the Capital of our Bonds. The debt burden of our Company will only be the annually recurring interest payments made against redemption of annual interest coupons.

The $25,000 will thus be used to start the process of the issue of our capital guaranteed ten year bonds.

* The item "Operating Expense" includes the following payments as duly resolved by the Board:

"The following gross monthly remuneration for the under mentioned be and is approved to be effective as from the completion of the initial public offering for an initial period of three years:

         1.   Mr. Amal Rampadaruth will be paid a gross amount of Seven Thousand
              Dollars (7,000) per month as CEO. The contract will be signed after successful completion of the initial public offering.

         2.   Mr. Jadoomanee Rampadaruth will be paid a gross amount of Seven
              Thousand Dollars (7,000) per month as CFO. The contract will be signed after successful completion of the initial public offering.

Note: All the above remunerations will be prorated in accordance with the level of subscription. Thus the remuneration will be reduced to 75% of the above amounts if only 75% of the funds are raised. At 50% of subscription the remuneration will be reduced to 50 % of above. At 10% no such payment will be effected."

4. DETERMINATION OF OFFERING PRICE

The offering price of the 1,400,000 common shares being offered on a "direct participation" basis has been determined primarily by the capital requirements of ARTI and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no operating history and have not generated any revenues to date, the price of the shares is not based on past earnings nor is it indicative of current market value for the assets owned by ARTI.

5. DILUTION

As of January 15, 2003, ARTI had a net book value of $2,860 ($.0001 per share based on 28,600,000 shares). The net tangible book value per share is equal to our total tangible assets (2,860), less total liabilities (0) and divided by total number of shares of common stock outstanding (28,600,000) i.e. 2,860 divided by 28,600,000 which equals to $0.0001. After giving effect to the sale of 100% of the shares at the public offering price of $2.50 per share our net tangible book value would be $3,502,860. The net tangible book value per share would be $0.1168.

As a result of the public subscription the 28,600,000 founders who purchased their shares at $0.0001 per share will get an immediate increase of $0.1167
($0.1168-$0.0001) per share. The public shareholders who will buy their shares at $2.50 will have an immediate loss of value or a dilution of $2.5 less
$0.1168, which equals to $2.3832 per share.

                                       22

Table showing different levels of dilution according to different levels of sales of the public offering

-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
% of sales of   Existing    New Shares   Total      Sales Proceeds  Total Assets  Assets     Offering   Dilution
offering        Shares                                                            per share   Price
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
                28,600,000          0   28,600,000     2,860.00      2,860.00      0.0001
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
0.71                           10,000   28,610,000    25,000.00    27,860.000      0.0010      2.50      2.4990
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
10                            140,000   28,740,000   350,000.00    352,860.00      0.0123      2.50      2.4877
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
25                            350,000   28,950,000   875,000.00    877,860.00      0.0303      2.50      2.4697
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
50                            700,000   29,300,000 1,750,000.00  1,752,860.00      0.0598      2.50      2.4402
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
75                          1,050,000   29,650,000 2,625,000.00  2,627,860.00      0.0886      2.50      2.4114
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------
100                         1,400,000   30,000,000 3,500,000.00  3,502,860.00      0.1168      2.50      2.3832
-------------- ----------- ------------ ---------- --------------- ------------- ---------- ---------- ------------

Appreciation of stock of existing shareholders as a result of public offering

--------------------------- ------------ ----------- ------------ ----------- ------------- -------------
Item                           0.71%         10%         25%          50%         75%           100%
--------------------------- ------------ ----------- ------------ ----------- ------------- -------------
Existing Net Value/ Share     0.0001       0.0001      0.0001        0.0001       0.0001       0.0001
Before Public Offering
--------------------------- ------------ ----------- ------------ ----------- ------------- -------------
Subscription                  10,000      140,000     350,000       700,000    1,050,000    1,400,000
--------------------------- ------------ ----------- ------------ ----------- ------------- -------------
Net Value per share after     0.0010        0.123      0.0303        0.0598       0.0886       0.1168
public offering
--------------------------- ------------ ----------- ------------ ----------- ------------- -------------
Appreciation                  0.0009       0.1229      0.0302        0.0597       0.0885       0.1167
--------------------------- ------------ ----------- ------------ ----------- ------------- -------------

The information set forth above regarding dilution assumes the sale of 0.714%,
10%, 25%, 50%, 75% and 100% of the 1,400,000 shares being offered. The 3,760,000 shares being offered by the selling stockholders are outstanding shares of common stock and, therefore, do not contribute to dilution, however may contribute to depressing the market price for investors based on the timing and amount of shares sold.

6. DIVIDEND POLICY

We have not paid cash dividends on our common stock since our inception. We currently intend to retain any future earnings for use in the expansion of the business, and therefore do not anticipate declaring any cash dividends in the foreseeable future. The declaration and payment of cash dividends, if any, will be at the discretion of the Board of Directors of the Company and will depend, among other things, upon our earnings, capital requirements, and financial condition.

7. SELLING SECURITY HOLDERS

The following table sets forth information as of January 15, 2003 with respect to the beneficial ownership of our common stock both before and immediately following the offering. The table includes those who beneficially own more than
5% of our outstanding common stock, the selling security holders in this offering, and each of the Directors and Executive Officers in the summary compensation table.

The percentages determined in these calculations are based upon 28,600,000 of our common shares that are issued and outstanding as of the date of this
Prospectus. The percentages determined in calculations after this offering were determined by adding the 1,400,000 common shares that may be issued and outstanding if 100% of the shares offered are sold. The Securities and Exchange
Commission's rules were followed in determining beneficial ownership. Therefore, we have included shares over which a person has voting or investment power. We have followed the Securities and Exchange Commission Rule 13d-3(d)(i) in
calculating percentage of ownership.

                                       23

The following table shows the number of shares and percentage before and after public offering:

---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
           Name                                   No of shares        Percentage         No of Shares        Percentage after
                                                  before public       before public      after public        public offering
No                                                offering            offering (1)       offering            (2)
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
1          Alexanco Serge                         10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
2          Alps Resources Bankers Inc             500,000             1.7                450,000             1.6
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
3          Amalgamated Resources Holding          500,000             1.7                450,000             1.6
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
4          Amalgamated Resources Investments
           Corp.                                  7,700,000           26.9               6,930,000           25.6
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
5          Amalgamated Resources Marketing Corp   500,000             1.7                 450,000             1.6
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
6          Angus Associates                       10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
7          Berbeyer Karine                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
8          Bertoud Claude                         10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
9          Bialade Regine                         10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
10         Billon Alain                           10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
11         Boudoux-d`Hautefeuille Eymeric         10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
12         Boudoux-d`Hautefeuille Wulfran         1,010               *                  909                 *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
13         Bourgeon Ludovic                       10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
14         Bouvet SARL                            10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
15         Branger Rene                           10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
16         Brottier Daniel                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
17         Cases-Trincq Josiane                   10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
18         Chamoux Sylvian                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
19         Chassard Philippe                      10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
20         Covili Frederic                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
21         Cruypenning Laurent                    10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
22         D.P.Morton&Associates                  250,000             *                  0                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
23         De Lenclos Alain                       75,010              *                  67,509              *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
24         Debaecker Michel                       10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
25         Dias Louis                             10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
26         Doury Fabienne                         10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
27         Dreyfus Sarah                          110                 *                  99                  *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
28         Dujardin Philippe                      10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
29         Durocher Jean-Luc                      10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
30         Farys Rolland                          10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
31         Gallin Francois                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
32         Greene Richard P.                      250,000             *                  0                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
33         Haussy Vauche Daniel                   10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
34         Hoffmann Ginette                       10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
35         Humbert Jean-Marie                     10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
36         Kieffer Serge                          10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
37         Knecht Yasmine                         10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
38         Kremer Joseph                          10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
39         Lacous Olivier                         10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------

                                       24

---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
40         LDV Inc                                250,000             *                  0                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
41         Ledroit Alain                          10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
42         Levy Michele                           10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
43         Lux Providence                         10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
44         Maillet Patrick                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
45         Maude Ressources                       10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
46         Mogeon Philippe                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
47         Molko Albert                           10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
48         Monin Didier                           10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
49         Montant Jean-Pierre                    1,010               *                  909                 *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
50         Naros Portfolio                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
51         Parnalland Patrick                     10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
52         Parrot Jean-Francois                   10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
53         Paul Schmidt                           250,000             *                  0                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
54         Perdrix Georges                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
55         Perdrix Jean-Claude                    10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
56         Perdrix Thierry                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
57         Perron Jean-Pierre                     10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
58         Pioger Berangere                       10,000              *                  9,000               *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
59         Plassard Robert                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
60         Rampadaruth Amal                       10,000,000          34.9               9,000,000           33.3
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
61         Rampadaruth Aruna                      738,140             2.58               664,326             2.4
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
62         Rampadaruth Jadoomanee                 6,100,000           21.32              5,490,000           20.3
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
63         Rampadaruth Maya                       700,000             2.44               630,000             2.3
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
64         Rampadaruth Natalia                    738,140             2.58               664,326             2.4
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
65         Robin Catherine                        10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
66         Roulin Pascal                          10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
67         Roux-Bognier Claudine                  1,010               *                  909                 *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
68         Souhard Eric                           10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
69         Steiner Charles                        25,000              *                  22,500              *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
70         Strina Gerard                          10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
71         Teuf Alexandre                         10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
72         Toque Dauphinoise                      10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
71         Vauche Francis                         10,000              *                  9,000               *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
72         Vauche Francis                         10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
73         Vauche Franck                          10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
74         Vedere Guy                             10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
75         Vedere Paul                            10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
76         Wechtler Patrick                       10                  *                  9                   *
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
77         Public offering                                                               1,400,000           4.6
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
78         New shareholders (3)                                                          3,760,000           12.5
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------
           TOTAL                                  28,600,000          100%               30,000,000          100%
---------- -------------------------------------- ------------------- ------------------ ------------------- ------------------

Note:  * means less than 1% of shares
     1.   Percentages were based on the number of shares issued and outstanding as of Jan 15, 2003

                                       25

     2.   Percentages were based on the number of shares issued and outstanding assuming that 100% of the 1,400,000 common shares being Offered are successfully sold, which would equal a total of 30,000,000 common shares issued and outstanding
                -   The Company's officers and directors control approximately
                    58.3% of the Company's common stock.
                -   Jadoomanee Rampadaruth and Amal Rampadaruth are officers and directors of the Company.
     3.   New Shareholders - those who have purchased shares from selling shareholders.

8. PLAN OF DISTRIBUTION

We are offering 1,400,000 shares of common stock through officers and directors on a "direct participation" basis at a purchase price of $2.50 per share. This offering will begin upon effectiveness and will expire whenever all of the shares are sold, or 12 months after the date of effectiveness, whichever comes first. The Selling Stockholders will be selling 3,760,000 common shares. This offering will be conducted beginning from the effective date and will expire whenever all of the shares are sold or 12 months after the date of effectiveness, whichever comes first. ARTI is managing this offering without an underwriter. The shares will be offered and sold by our officers. These officers will not receive a sales commission or other compensation, except for reimbursement of expenses actually incurred on behalf of ARTI for such activities. In connection with their efforts, they will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934. Generally
speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one, including ARTI, has made any commitment to purchase any or all of the shares.
Rather, the officers and directors will use their best efforts to find purchasers for the shares. We cannot state how many shares will successfully be sold.

Mr. Amal Rampadaruth, President, Chairman, Director and CEO and Mr. Jadoomanee
Rampadaruth, Executive Vice President, Director, COO and CFO are responsible for the sale of the securities on behalf of ARTI. They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.
These officers are not, at the time of their participation, an associated person of a broker or a dealer. These officers do not restrict their participation to transactions involving offers and sales of securities to a registered broker or dealer, a registered investment company or registered separate account, an insurance company, a bank, a savings and loans association, a trust company or similar institution supervised by a State or Federal Banking Authority or a
Trust for which a bank, a savings and loans association, a trust company or a registered investment advisor either is the trustee or is authorized in writing to make investment decisions or that are exempted by section 3a-7, 3a-9 or 3a-10 of the Securities Act of 1933 from registration provisions of that act or that are made pursuant to a plan or agreement submitted over vote or consent of the security holders who will receive securities of the issuer in connection with a reclassification of securities of the issuer, a merger or consolidation or a similar plan of acquisition involving an exchange of securities or a transfer of assets of any other person to the issuer in exchange for securities of the issuer, or that are made pursuant to a bonus, profit sharing, pension, retirement, thrift, savings, incentive, stock purchase, stock ownership, stock appreciation, stock option, dividend reinvestment or similar plan for employees of an issuer or a subsidiary of the issuer.

The Officers meet all of the following conditions:

        o   They primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transaction in securities;
            and
        o   They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and
        o   The Officers do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on paragraphs a4i or a4iii, except that for securities issued persuant to Rule 415 under the Securities Act
            1933, the twelve months shall begin with the last sale of any security included within one Rule 415 Registration. The Officers restrict their participation to any one or more of the following activities:

                a)   Preparing any written communication or delivering such
                     communication through the mail or other means that does not involve oral solicitation by the officers of a potential
                     purchaser, provided, however, that the content of such
                     communication is approved by a partner, officer or director of issuer;

                                       26

                b)   Responding to enquiries of a potential purchaser in a
                     communication initiated by the potential purchaser,
                     provided, however, that the content of such responses are
                     limited to information contained in a registration
                     statement filed under the Securities Act of 1933 or other
                     offering document;

                c)   Performing ministerial and clerical work.

No presumption shall arise that the Officers of ARTI have violated section 15a of the act solely by reason of their participation in the sale of securities of
ARTI if they do not meet the conditions specified in paragraph (a) of this section.

We anticipate selling the shares to persons whom we believe may be interested or who have contacted us with interest in purchasing the securities. We may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which we are permitted to sell the shares. We are not obligated to sell shares to any such persons.

We have established an escrow account at Bank of America wherein funds will be held until such time as the Minimum offering amount has been subscribed for. At that time, the funds will be dispersed to be used for our business operations.

We reserve the right to reject any subscription in full or in part and to terminate this offering at any time. Officers, directors, present stockholders of ARTI and persons associated with them may purchase some of the shares.
However, officers, directors, and their affiliates shall not be permitted to purchase more than 20% of the shares being sold and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by ARTI. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful.
Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

Purchasers of shares either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-
executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the
Selling Stockholders will sell any or all of the shares they desire to sell, or that we will sell any of the shares we desire to sell.

Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of ARTI during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, which provisions may limit the timing of purchases and sales of common stock by the Selling
Stockholders. We will pay all of the expenses incident to this offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this
Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

                                       27

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling
Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling
Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

9. LEGAL PROCEEDINGS

As of the date of this prospectus, neither ARTI nor any of its' officers or directors are involved in any litigation either as plaintiffs or defendants. As of this date, there is not any threatened or pending litigation against ARTI or any of its' officers or directors.

10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Set forth below is certain information concerning our directors and executive directors.

    Name                        Age      Position

    Jadoomanee Rampadaruth      60      Chief Financial Officer, Chief Operating
                                        Officer, Executive Vice President,
                                        Secretary and Director currently,
                                        resides in Europe

    Amal Rampadaruth            37      Chairman of the Board of Directors,
                                        President, Chief Executive Officer
                                        currently resides in the US

The Directors shall be elected at each annual general meeting and shall hold office until the next annual meeting of shareholders and until the Director's successor has been elected and qualified or until the Director's resignation or removal from office.

The Directors have been appointed but will only assume duty after successful completion of this offering.

None of our Officers and Directors currently holds such responsibilities in any reporting company at present time.

Biographies:

Jadoomanee RAMPADARUTH, currently serves as Chief Financial Officer, Chief
Operating Officer, Executive Vice President, Secretary and Director of the
Company
         Since 1999, Mr. Rampadaruth has been the Chairman and CFO of the following companies:
        o   Terra Holdings Inc., a holding company of technological companies in
            Palm Beach, Florida. The main technology was sold to a Euro-Japanese group and the company ceased its activity in 2001.
        o   Palm Beach Life, Merrion Holdings Inc. - equity participation in
            European companies and others in Las Vegas, NV.
        o   Alps Resources Bankers Inc, Palm Beach, FL -  a company organized to help domestic and foreign companies with their IPOS; help them secure Governmental, Municipal and State Loans and Grants and help them with their financing needs.

                                       28

        Since January 2002 he has been the Executive President, Director and
        Chief Financial Officer of Space Telecom Inc. - a company duly organized under Florida laws providing telephone services in emerging countries.

        From 1992 to 1995, he was a Director and a shareowner (sold) of
        Commercial & Fiduciary Bank Ltd., located in Rome, Italy with a back office in Geneva, Switzerland. The bank mainly focused on money management. All of his shares and other interests were sold in 1995.

        From 1992 to 1993, he was a Director and shareowner (sold) of Interglobe
        Plc, a British Telecom company located in London, England. Interglobe
        Plc (listed on the British stock market) used to market a telephone card for businesspersons traveling abroad and having to call their business contacts from hotel rooms. The card contained toll free access numbers, which enabled the user to call anybody around the world at a fraction of the cost that he would have normally paid using the hotels telephone.

        From 1995 to date, he is the Chairman and CFO of Amalgamated Resources
        Group of Companies; Amalgamated Resources International Fund Corp.;
        Amalgamated Resources Holding SA; Amalgamated Resources Corp.; and
        Amalgamated Resources Financial Marketing Corp.

        From May 1998 to September 1998, he was the Executive VP and Director of
        the following companies: First Anglo-Swiss (FAS) Holding Inc., Las
        Vegas, NV, a holding company of all other FAS companies. This company was sold to US Bridge Construction of New York (USBR -NASDAQ NSM symbol);
        FAS Marketing Corp., used to market FAS bonds, Las Vegas, NV; FAS
        Mergers & Acquisitions, Las Vegas; FAS Eastern European Financial
        Equities Corp., holding company of all Eastern European Real Estate,
        Las Vegas; Eastern European Real Estate Fund Corp., Las Vegas; FAS
        Mining Corp., a holding company of mining companies, Las Vegas; FAS
        International Builders Corp., a holding company of European construction companies, Las Vegas; COVIPRO, parent company of a French real estate company, Las Vegas; Texas Turbo Jet Inc., jet engine parts, Texas, USA;
        and Arbinson Mining Inc., Gold Mining, Nevada.

        In 1990, he created Brama Corp., a company incorporated in the US with representative offices in Paris and Geneva, which provided services for the management and control of the day-to-day running of small companies.

        From 1986 to 1996, he was a part-time lecturer in Anglo-Saxon Accounting and Financial Management at the Universite Paris IX Dauphine, France.
        The lectures were delivered to students preparing the MAGISTERE DE
        SCIENCES ET DE GESTION (Master Level), with emphasis on the comparative aspects of accounting techniques used in France, England and the US. Mr.
        Rampadaruth is an F.C.C.A. Fellow of the Chartered Association of
        Certified Accountants. The Chartered Association of Certified
        Accountants is based in London and has recently been awarded the Royal
        Charter. It is the equivalent of the American CPA.

Amal RAMPADARUTH, currently serves as President, Chairman, CEO and Director of the Company.
        Since 1995, he is the President and CEO of The Amalgamated Resources
        Group of Companies, which was created to take over and continue all of the activities of Commercial and Fiduciary Bancorp, Inc., in the US,
        Bahamas, France, Luxembourg, Switzerland and others; Amalgamated
        Resources Financial Marketing Corp., which is used to promote all our financial products and instruments; and Amalgamated Resources Holdings,
        Inc., a US holding company.

        Since 1999, Mr. Rampadaruth is the President and CEO of Terra Holdings,
        Inc., a holding company of technological companies in Palm Beach,
        Florida whose main technology was sold to a Euro-Japanese group and the company ceased its activity in 2001; and Palm Beach Life / Merrion
        Holdings Inc., equity participation in European companies and others.
        Alps Resources Bankers Inc, Palm Beach, FL - a company organized to help domestic and foreign companies with their IPOS; help them secure
        Governmental, Municipal and State Loans and Grants and help them with their financing needs.

                                       29

        He is the Chairman of the Board of Directors and Director of Space
        Telecom Inc. - a Florida orporation providing telephone services in emerging countries.

        From 1992 to 1995, he was a Director and the Chairman/CEO and a
        shareowner (sold) of Commercial & Fiduciary Bank Ltd., located in Rome,
        Italy, with a back office in Geneva, Switzerland. The bank mainly focused on money management. All of his shares and other interests were sold in 1995.

        From 1992 to 1993, he was a Director and shareowner (sold) of Interglobe
        Plc, a British Telecom company located in London, England. Interglobe
        Plc (listed on the British stock market) used to market a telephone card for businesspersons traveling abroad and having to call their business contacts from hotel rooms. The card contained toll free access numbers which enabled the user to call anybody around the world at a fraction of the cost that he would have normally paid using the hotel's telephone.

        From 1995 to date, he is the President/CEO of Amalgamated Resources
        Group of Companies; Amalgamated Resources International Fund Corp.;
        Amalgamated Resources Holding SA; Amalgamated Resources Corp.; and
        Amalgamated Resources Financial Marketing Corp.

        From May 1998 to September 1998, he was the Chairman/CEO and Director of
        the following companies: First Anglo-Swiss (FAS) Holding Inc., Las
        Vegas, NV, a holding company of all other FAS companies. This company was sold to US Bridge Construction of New York (USBR -NASDAQ NSM symbol);
        FAS Marketing Corp., used to market FAS bonds, Las Vegas, NV; FAS
        Mergers & Acquisitions, Las Vegas; FAS Eastern European Financial
        Equities Corp., holding company of all Eastern European Real Estate, Las
        Vegas; Eastern European Real Estate Fund Corp., Las Vegas; FAS Mining
        Corp., a holding company of mining companies, Las Vegas; FAS
        International Builders Corp., a holding company of European construction companies, Las Vegas; COVIPRO, parent company of a French real estate company, Las Vegas; Texas Turbo Jet Inc., jet engine parts, Texas, USA;
        and Arbinson Mining Inc., Gold Mining, Nevada.

11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 15, 2003, with respect to the beneficial ownership of our common stock by each beneficial owner of more than 5% of the outstanding shares, each director, each executive officer named in the Summary Compensation Table and all executive officers and directors as a group, and sets forth the number of shares of our common stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

---------------------------------------- --------------------------------- -------------------------------------------------
Name and address of beneficial owner     Shares of common stock               Percentage of outstanding common stock
                                         beneficially owned
---------------------------------------- --------------------------------- -------------------------------------------------
                                                                              Before offering            After offering
                                                                                                          of all shares
---------------------------------------- --------------------------------- --------------------------- ---------------------
Amal Rampadaruth
292, South County Rd, #109, Palm            10,738,140 (1)                    37.4                         35.7
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
Jadoomanee Rampadaruth
292, South County Rd, #109, Palm             6,800,000 (2)                    23.7                         22.6
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
Amalgamated Resources
Investments Corp.                            7,700,000 (3)                    26.9                         25.6
292, South County Rd, #109, Palm
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
Alps Resources Bankers Inc.
292, South County Rd, #109, Palm               500,000                         1.7                          1.6
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------

                                       30

---------------------------------------- --------------------------------- --------------------------- ---------------------
Amalgamated Resources
Holdings, Inc.                                 500,000                         1.7                          1.6
292, South County Rd, #109, Palm
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
Amalgamated Resources
Financial Marketing Corp.                      500,000                         1.7                          1.6
292, South County Rd, #109, Palm
Beach, FL - 33480
---------------------------------------- --------------------------------- --------------------------- ---------------------
All directors and executive
officers as a group (2 persons)             17,538,140                        61.1                         58.3
---------------------------------------- --------------------------------- --------------------------- ---------------------

(1)   Includes 738,140 shares owned by Natalia Rampadaruth, who is the wife of
      Amal Rampadaruth. Share ownership does not include 250,000 options exercisable at $2.50 per share for a period of 24 months from the effective date of the Offering.
(2)   Includes 700,000 shares owned by Maya Rampadaruth, who is the wife of
      Jadoomanee Rampadaruth. Share ownership does not include 250,000 options exercisable at $2.50 per share for a period of 24 months from the effective date of the Offering.
(3)   Amal Rampadaruth is also a beneficial owner of Alps Resources Bankers Inc,
      Amalgamated Resources Holdings Inc, Amalgamated Resources Investments
      Corp, and Amalgamated Resources Financial Marketing Corp.

If the owners of the options exercised their rights the percentages of shares held immediately after offering would be modified as follows:

---------------------------------- ---------------------------- --------------------- ------------------------------------------
Name and address of beneficial     Shares beneficially owned    No of options         Percentage of outstanding
owner                              before options
---------------------------------- ---------------------------- --------------------- ------------------------------------------
                                                                                      Before offering       After offering
---------------------------------- ---------------------------- --------------------- --------------------- --------------------
Amal Rampadaruth
292, South County Rd, #109, Palm
Beach, FL - 33480                     10,738,140                    250,000               37.4                  35.2
---------------------------------- ---------------------------- --------------------- --------------------- --------------------
Jadoomanee Rampadaruth
292, South County Rd, #109, Palm
Beach, FL - 33480                      6,800,000                    250,000               23.7                  22.2
---------------------------------- ---------------------------- --------------------- --------------------- --------------------
All directors and executive
officers as a group (2 persons)       17,538,140                    500,000               61.1                  57.4
---------------------------------- ---------------------------- --------------------- --------------------- --------------------

Note: In order to calculate percentage ownership of each director after completion of 100 % of offering and exercise of option rights by the directors we have included. Thus the percentages have been calculated on the basis of
30,500,000 shares issued and outstanding.

Class A common stock

The class A common stock outstanding does not rank for dividends. It carries voting rights only when there is an attempt for a hostile takeover. It has no influence on the normal management of the company. There are 5,000,000 shares of common stock having 10 votes per share. Mr. Amal Rampadaruth and Mr. Jadoomanee
Rampadaruth have been allocated 2,500,000 shares each.

12. DESCRIPTION OF SECURITIES

COMMON STOCK
Our authorized common stock consists of 100,000,000 shares of common stock,
$.0001 par value per share, and 5,000,000 shares of Class A common stock, $.0001 par value per share. As of January 15, 2003, there were 28,600,000 common shares issued and outstanding. There were approximately 20 holders of common stock as of January 15,2003.

                                       31

All the class A common stock has already been allocated. There are only two shareholders. We are offering shares of common stock
solely for sale to the public.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available. Upon liquidation of ARTI, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences.
All shares of common stock now outstanding are fully paid for and non-assessable.

Holders of Class A common stock are entitled to 10 votes per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors.

We have never paid a cash dividend on the common stock. We currently intend to retain all earnings, if any, to increase our capital to effect planned development activities and to pay dividends only when it is prudent to do so and our performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available when, as, and if declared by our board of directors.

OTHER SECURITIES

There are currently no preferred shares or other debt or equity securities issued, outstanding, or authorized.

TRANSFER AGENT AND REGISTRAR

We are acting as our own transfer agent and registrar.

13. INTEREST OF NAMED EXPERTS AND COUNSEL

Richard P. Greene, P.A. shall opine as to the validity of the shares registered in this registration statement. Mr. Greene owns 250,000 shares of the Company's common stock, all of which will be registered in the Registration Statement.

14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

ARTI's articles of incorporation provide that it will indemnify any officer, director, or former officer or director, to the full extent permitted by law.
This could include indemnification for liabilities under securities laws enacted for shareholder protection.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

15. DESCRIPTION OF BUSINESS

Amalgamated Resources Technologies Inc., hereinafter referred to as ARTI, is a company organized under the Laws of the State of Florida.

                                       32

Its main objective is to seek new and/or existing technologies, industries and other businesses in Europe, Russia and the rest of the World and perform a market study for underlined products' sale in the US.

If the market study reveals a huge potential, then and only then, ARTI enters into an agreement with the owner of the new/existing technology. Said agreement will stipulate that ARTI will:

        -   Incorporate a new US Corporation that will either acquire the existing foreign Company, or, become the subsidiary of the foreign
            Company, whichever applicable.
        -   Help new established Corporation to manufacture (if applicable), import, market, sell its products,
        -   Provide managerial services on a monthly basis, but leaving day to day running of the Corporation to its officers,
        -   Locate key personnel in order to run the Corporation (if need be) -
            being established that the owner of the business will either come himself to the US in order to implement the new business' foundation and or send appropriate engineers/scientists or other qualified personnel in order to help establish this new business on US soil,

For providing the aforementioned services ARTI is remunerated by monthly payments (amount to be agreed to) and a number of Shares of the new Corporation to be agreed to thus entitling ARTI to dividends at year-end. All these new companies will be associated to ARTI as evidenced by the number of shares held by it. ARTI will also be entitled to a number of seats (to be agreed to) on the
Board of Directors of the various Companies.

As of the date of this Prospectus, we have reached agreement with two companies
i.e. International Motion Book Corp. (IMB), where we hold 13.33% of the voting stock, and Industrie Caribeenne de Boulangerie Corp (ICBC), where we hold 16.6
%. We also hold 33.33 % of Imeris Inc. Upon completion of the Offering, we intend to fund operations in two of the three companies against the shares allocated to ARTI and begin to receive revenues. We anticipate that our revenue will be derived from a variety of sources, including, but not limited to:
dividends, remuneration for services, sales commissions (in some cases), etc. It should be noted that the revenues in the form of remuneration would start immediately for services rendered to the targeted companies. The balance of the funds will be used to target other companies, to carry out our due diligence and establish them in the US as US companies if we are satisfied with their potential of growth, profitability and cash flows.

The Companies

International Motion Book Corp. (IMB) has been incorporated with the object of penetrating three different markets for services requiring practically the same competence. viz. software wizards.

There is a growing market for the protection of Internet data and during their transmission from one user to the other. Companies require similar services where an internal database is shared among employees. The persons providing the services must not only possess the required academic qualifications and relevant experience but must also have some in-born traits of computer ingeniousity.

The second related objective is the creation of software for animation.
Responsibilities for both functions will devolve on the same group. The personnel may be posted to one division or the other depending on the workload and expertise of the employee.

Income will be generated during the first semester after start of operations by the division of network security system. The animation software will generate cash flows by the end of the first year of operation.

The third related objective is the creation of gaming software. The industry for games software is as important as the movie industry. It is expanding and generating more and more revenues.

Some countries have taken a lead in this market and produce top quality experts in this field. Montreal in Canada has emerged as a leader. We shall have our back office in Montreal while our marketing and management functions will be carried out from our office in Palm Beach Florida.

                                       33

Industrie Caribienne De Boulangerie Corp (ICBC), a Florida based company having for object the production of quality breads and pastries based on traditional methods in use in France and some Mediterranean countries and using natural ingredients. Besides quality, all the items offered will be taste oriented according. All commercial activities will be carried out under the fictitious name of "The King David's French Bakery"; Fresh produce made daily with a difference; All Kosher Products.

The King David's French Bakery is a revolutionary concept based on enhancement of kosher food's taste by incorporating traditional French taste and products
(all products used are Kosher and organic). The preparation of the biological kosher bread will follow the guidelines of the French organization NATURE ET
PROGRES, one of the most ancient methods of production.

The Company's incorporator, a French Baker residing in Guadeloupe, is in the process of opening two simultaneous points of presence located in Guadeloupe and in Palm Beach, Florida on top of "La Baguette Doree" already operating in
Guadeloupe.

The exclusive new taste of his products will be exclusively offered at these two locations with plans to open additional locations in South Florida, Los Angeles,
New York and Montreal in the near future.

Organization of the Companies

1. International Motion Book Corp.

Division 1 - Graphics

This division will be responsible for the production of software for animation purposes. There is a substantial demand for services geared toward animation in advertising, multimedia and in other various fields.

Division 2- Gaming

This division will be responsible to write and develop software for real time strategy games (RTS Games).

These two divisions will produce software for two different markets. Animation is in high demand by multimedia while the games are written primarily for an ever-expanding market. Our target is the Internet surfer irrespective of his age.

The game industry is competing with the film industry as far as sales proceeds are concerned.

The management team:

David Brunot

He will be responsible for the gaming Division. He has 5 years experience in creative jobs, two of which in gaming. He worked as a designer in the gaming company (DSI-Game). He has studied architecture as well as furniture design. He is the co-manager of a multi-media company. He is zealous in creativity, very systematic and coherent in his work. Tentative agreement has been reached with him and this will be formalized by a binding contract after receipts of funds.

Stephane Sommer

He will be another key employee of the Gaming Division in the capacity of Lead
Programmer. He has 9 years of experience in artistic creation and 4 years in video gaming. He has been the artistic director of a video gaming company for two years (DSI). As such he is able to face a growing and industrialized market.
He has worked as a Free-lance for 4 years in several video gaming companies and post-production for advertisement and movie industry (Ex-Machina, Psygnosis). He is a designer and is qualified in automotive styling. He has worked for 1 year with Renault. He is very creative, good in management and methodical in production and the art of creativity.

                                       34

As lead programmer, he will be in charge of the technological expansion, as well as the 3D drive builder, the technical document design, the middleware, hardware, and software study (among others).

Additional staff hiring for the pre-production (1 year)

-   Graphic artists
-   Programmers

We are planning to take 12 months to succeed in this performance. The following tasks will be achieved as well:

     - A complete game-design
     - The graphic creation of the company as well as the product (logo...)
     - The creation and artwork to be used in the production and communication process
     - The production's planning
     - The production's funding planning
     - The technical document design (production's chain)
     - The hardware, software and middleware...studies
     - Creation of the game to be used for the presentation in order to obtain the adequate funding for its production

The second step is the production's funding by a game editing company, the communication and tests to be done on time:

We are planning to achieve the production in 12 months instead of 24 months, in order to beat any competition:

     - The game-design department
     - The tools department
     - The graphic department
     - The programming department
     - The music and sound department
     - Corporate department

The third step (6 months with 12 persons):

This is the last phase in which the beta and gold version will be done. The testing phases are the most important for a hit, communication and the product's corporate image:
     - The game and Internet know-how
     - The web site
     - The durability of the game (possibility of group gaming)
     - The testing department
     - The communication strategy
     - Beta and gold version of the game
     - Game distribution, sales, exhibition...
     - Creation and preparation of the 2nd level...

    ----------------------------------------------------------------------------
    Phases                      Time required             Staff
    ----------------------------------------------------------------------------
    Elaboration                   2 months                 4
    ----------------------------------------------------------------------------
    Pre-production               12 months                 7
    ----------------------------------------------------------------------------
    Production                   12 months            Estimate: 20
    ----------------------------------------------------------------------------
    Test /communication           6 months            Estimate: 16
    ----------------------------------------------------------------------------

The number of persons to be hired for the last two phases will be decided during the pre production stage.

                                       35

A new and modern development policy
This specific market is very competitive and does not allow any mediocrity. The manufacturing process is almost the same. There are less persons involved but of higher quality and there is more involvement at every level. The result is a high quality work. In order to achieve success at this level we need to have adequate funds and costs must be carefully monitored to avoid any cost overrun.
The employees must be given room for creativity as well as a methodic work. The reduction of the staff implies less cost as well as a high performance team as such the product improves in quality as well as in its innovation aspect on the market.

Equipment

a)   Computers for all the employees
b)   A server for the management and the back-up of the data
c)   Graphic spreadsheet, printer and scanner
d)   The software for pre production for all employees
e)   The middleware and kit development
     To be determined during pre production for the production with the programmer
f)   Office equipment

Management has decided to manufacture games for pc, which is more profitable for all those involved. The most important savings comes from royalties. In fact no royalties are payable to console manufacturers. It is better for us to make an expansion on a PC base. Also the marketing is done through Internet. The market is active for six months during which period we can make a double hit. Sales via
Internet are very important to the editors as well as the project's makers in order to increase their profits margin.

Analysis of the Video Game Market

The video market game is worth 18 billion euros through out the world. The growth rate on a 25 years basis is approximately of 13%. This market's expansion is due to technological progress. The editors are unable to amortize the investment due to new game consoles every 6 years.

The market for games is divided between consoles and computers in the ratio of two to one. About 40 % of all games are edited by the 4 international leaders
(Nintendo, Electronic Arts, Sony and Microsoft).

50% of the staff within these companies are graphic artists, musicians;
interactive scriptwriters and the other half are computer scientists. The creators are very important to the added value so that the end product is an original.

In 30 years these multi media products have attracted many consumers. The production and distribution levels are well developed on an international basis.
The new products are almost the same and released almost at the same time in every country.

Only 4 countries have a real game industry: USA, Japan, France and Great
Britain. There are a few studios elsewhere (Canada, Sweden, Spain.).

The Editors' main activity is production (initiative, funding, copyrights), marketing, promotion, manufacture (package), wholesale. There are about 10 big editors throughout the world. They employ hundreds and thousands of persons in several developed countries: Electronic Arts as well as Infogrames have subsidiaries in over 20 countries. The consoles' manufacturers are also active in editing. Nintendo create and edit titles such as Mario, Zelda and Pokemon.
The graphic companies, web agencies and research companies are now the main users of these tools, which were made for video games.

The consoles and PC manufacturers are electronic conglomerates. They create a computer system designed for videogame, have it manufactured (Microsoft) or manufacture it. The American marketing institute NPD states that during
September a new game named `Madden NFL 2003' became a hit with 1 million copies sold during two months of sale in the USA. `Kingdom Hearts', released mid
September is the second in this top 10 chart with 342 000 units sold. `Super
Mario sunshine' is not very competitive on the market whereas Super Mario 64 was the most popular game from 1995-2002 in the United States with nearly 6 million units sold.

------------------------------------------------------------------------------------
Title                                Sales                  Total
------------------------------------------------------------------------------------
Madden NFL 2003                      371.000              1.301.000
------------------------------------------------------------------------------------
Kingdom Hearts                       342.000                342.000
------------------------------------------------------------------------------------
Super Mario Sunshine                 267.000                618.000
------------------------------------------------------------------------------------
Socom: U Navy Seals                  236.000                397.000
------------------------------------------------------------------------------------
Tekken 4                             202.000                202.000
------------------------------------------------------------------------------------
Star Fox Adventures                  168.000                168.000
------------------------------------------------------------------------------------
Yu-Gi-Oh! Dark Duel Stories          123.000                235.000
------------------------------------------------------------------------------------
Animal Crossing                      105.000                105.000
------------------------------------------------------------------------------------
Grand Theft Auto III                 101.000              4.162.000
------------------------------------------------------------------------------------
Onimusha 2: Samurai's Destiny         97.000                181.000
------------------------------------------------------------------------------------

Management games on computer have increased and are very popular since Sim city the first of this kind. Nowadays the second version of Zoo Tycoon i.e. Marine
Mania is among the best sales with 1 million copies sold but still far away from
Sims, which has been sold at 6.3 billion unit.

Internet Market

The Internet market is expanding daily and the average time spent by a surfer is on the rise.

Resumes of the management team:

Stephane Sommer

Education:
-   Bac E and BTS mechanic and industrial automation
-   Studies at ESDI (Ecole Superieure de Design Industriel) With a specialization in motor vehicle (Bac +5)

Experience:
-   June 1995- Oct 1995
    Peugeot-Citroen (Poissy) : Automotive designer with an advanced styling

-   January 1996- June 1996
    Renault : 6 months spent at the advanced styling office

-   July 1996 - Oct. 1997
    SHEN (Psygnosis) : artist, infographist and 3D game video illustrator

-   Jan 1998 - May 1998
    AD'HOC Design : Free-lance designer, various creation in product design.

-   June 1998 - April 1999
    POST-PRODUCTION
    Ex-Machina (Thomson): 3D infographist artist in ad and leisure

-   May 1999 - August 1999
    PARTICUL-SYSTEM : 3D infographist, British company in Sheffield

-   Sept 1999 - Oct 2000
    VISIWARE : graphist designer of various pre production

-   Dec 2000 - Oct 2002
    DELPHINE SOFTWARE International: Artist director, production management of a
    17 persons team.

SOFTWARE
Photoshop, Lightwave, 3DS Max, Softimage 3.8, Premiere.

                                       36

David Brunot

Education:

Ecole d`Art Applique
Graduated at E.A.A Poitiers
Specialized in architecture and interior decoration (Bac + 4)

Professional Experience:

MULTIMEDIA AND TECHNOLOGY

-   May 2001 - Oct 2002
    Designer within the video game company Delphine Software

-   Sept. 2000 - Jan 2001
    D.A junior in Umanis (SSII)  (web agency)

-   Nov. 1999 -  Aug 2000
    Co-manager of Chromo graphics (Multimedia company)
    Expansion of the architecture and Web sections: pre sale, public relation, work on various bases (CDRoms, tablets)

ANIMATED ARTIST
-   Jan - Sept 1999
    Shaping and mapping of the Xcalibur character's faces, a TV serial realized by Gribouille and broadcasted on Canal +

DESIGNER
-   Since Jan. 1999
-   Images and synthesis conception for architects
-   Creation and realization of  furniture for cabinet-makers and creators

SOFTWARE
-   Photoshop, 3DS Max, Lightwave, Deep Paint, After Effects, Premiere.

Xavier Marquis

Education:

-   Bac specialized in literature
-   Deug B History at the Faculte des Lettres d'Angers ( France)

Professional Experience:

-   March 1999 - June 1999
    Web designer and 2D/3D illustrator, Canal+

                                       37

-   June 1999- Dec. 2000
    VISIOGRAPH, Web designer and illustrator 2D/3D, Bronze dolphin at the
    Communica festival held in June 1999

-   Dec. 2000-march 2002
    CadM, lead artist 3D and Web designer illustrator

-   April 2002 - today
    Delphine Software DSI
-   Infographist 3D at Studio Max

SOFTWARE

-   Shaping : 3d Studio MAX 4 & 5, Maya 4.5
-   Texture drawings : Photoshop 7, Painter 7, Deep Paint 3D
-   Web design: Dream weaver MX, Front page, Flash 5
-   Broadcast setting : Premiere, Combustion 2

GAME BACKGROUND

-   Speedball 2 ( Atari ST 520 )
-   Turrican 2 ( amiga)
-   Alien Breed ( amiga)
-   Duke Nukem
-   Command & Conquer
-   Tomb Raider
-   Half Life
-   Mankind
-   Asheron' call ( Darktide pk server)
-   Ghost reckon
-   Return to Castle Wolfenstein
-   Silent Hunter II

Division 3- Network security

This division will be the one generating income to sustain the development meet all expenses for a period of six months is necessary before income can be generated. Besides the salaries of the experts and the equipments - mostly computers and related software, the funds will be used to market the services.

Origin of the demand for Internet security

The number of persons using a personal computer is increasing at an unprecedented rate. The price of a PC is going down and it is becoming easier to use and more consumer friendly day by day. Old people are learning how to use the computer and at the same time very young kids are using pc for games and to do their homework. At this rate, the use of the computer will become a natural instinct as watching TV. At the same time e-commerce is blooming with sensitive data traveling from one site to the other. This creates a necessity to secure private and personal data.

Small businesses are using the same networking techniques as big companies. It is within the reach of all small companies to network all their computers so that information stored in one computer may be accessed by another in real time.
This has proved to be really an indispensable tool associated with cost reduction and improved profitability.

Unfortunately the system is vulnerable to outside intrusion including commercial and industrial espionage and also expose the business to worldwide hackers. This is where we provide services.

                                       38

Networking has also triggered demand for both Internet security and intranet security.

There is not a single network, which can boast of being immune to an attack on its security system. Sometimes the attack is accidental but most of the times it is warranted by a third party for a host of reasons - a disgruntled employee, a competitor or simply a hacker showing his penetration skill for his amusement but at your expense.

There is a growing market for ensuring safe transmission of data from one user to the other either over the Internet or on a corporate network. The persons providing the services must not only possess the required academic qualifications and relevant experience but must also have some in-born traits of computer ingenuity and fully aware of the different methods used by intruders in order to prevent access to the system.

The installation of a security software commonly known as a firewall in order to protect the network from external attacks has proved to be inadequate.

According to statistics 60% of the intrusion result from internal sources, of which 20 % is accidental and 40% non-accidental. 40% of intrusion and attack on the network come from outside sources. Consequently any security system must be established in order to provide protection both from inside unauthorized penetration and from outside sources.

There is a dire need for companies that have the right technical know how to tackle this problem. As the hackers are becoming more and more sophisticated and their numbers are increasing, it has become imperative for managers of networks to have appropriate tools to protect their data. As a result, the system has to be regularly updated and monitored by highly competent people who are all the times up to date with modern trends and techniques.

According to professional sources and press releases, there are not enough companies with the right people to tackle this problem. Besides, people with the right mind set for this type of work are not numerous as the work is very demanding and involves high skills, long hours of work and adaptability to changing computer technology. Personnel should be on call and accessible even during their private time.

Companies are prepared to invest for protecting their sensitive data. The loss of data can be so detrimental that it can cause some companies to go out of business or to be exposed to numerous lawsuits (examples: banks, insurance companies, research facilities, vital statistics, State files etc). Companies with sensitive data, and they are numerous, are prepared not only to have proper security installed in their network but to enter into contract with the right companies for regular assessment and improvement of their network security system and above all accessibility in case of intrusion. A 100% safe security system does not exist. However, in case of intrusion by someone with a new hacking technique, the company must be able to react in real time.

The problem of security has become a key issue and affects all computer users around the world. As a result Microsoft has given itself a new mission to make cyberspace safer.

Newspapers have been reporting regularly about hackers cracking network security systems and accessing sensitive data.

The following extract from US NEWS illustrates the growing awareness of companies regarding Internet security issue.

`The world's expanding connectivity, coupled with the availability of automated hacking tools, caused network cyber attacks to jump 79 percent worldwide in the last six months of 2001. Such breaches are increasingly expensive. Cleaning up after calamities like the Code Red and Nimda assaults, which targeted servers running Microsoft software, cost $13.2 Billion last year. And with the nation on high alert after September 11, security is the new rainmaker. Corporations will boost information technology security spending by 18 percent this year, and the federal government will more than triple its IT security budget from $1.3 billion to over $ 4.1 billion by 2006.

                                       39

Even critics agree Microsoft can't be expected to shoulder all the responsibility for Cyberspace safety. `They happen to have the majority platform out there,' says Eugene Spafford, director of the Center for Education and
Research in Information Assurance and Security at Purdue University. `But
they're not the only ones (who are) guilty. 'Spafford points to the historical reluctance of software customers to pay extra for secure systems and a dearth of academic research funding for the sorry state of Cyber security... `There's a reason 14-year-olds can take down CNN,' says Al Huger, vice president of engineering at security consulting firm Security Focus. `Building security into the system simply hasn't been a priority.

Bug protection has become a complicated affair. `Lots of people think a firewall provides them with all the protection they need,' says security consultant
Daniel Lewkovitzt. Network administrators, already hard pressed to keep up with the constant barrage of patches and threats, often have scant chance to assess additional security needs, such as anti-virus, intrusion detection, and encryption tools. Research firm IDC predicts the overload will spur the growth of the out-sourced-IT-Security industry, which is expected to rake in $2.2 billion in 2005, up from $720 million in 2000."

In order to provide companies with the right people we have decided to put at their disposal all the services relating to security and networking under one roof. This homogeneous team consists of professionals who have a wide experience in security networking and are very sensitive to computer programming and changing technology. Highly competent experts from different parts of the world have accepted to join hands with our American staff to provide the professional services required.

The following describes our procedural approach to install a security system:

        1.   Identification of the parts requiring security (hardware, software, data, personnel etc).

        2.   Identification of likely attacks by hackers. These attacks usually result in the following losses:
                -   Degradation of the network through use of viruses, Trojan
                    horse, worm;
                -   Alteration of data: during transmission, before transmission or when it crosses certain part of the network;
                -   Interception of messages.

        3.   Designing a security system which will include both the local area network (LAN) and the Wide area network (WAN):
                -   To block entry by pirates at the level of the "port"
                    alteration of data during transmission, before transmission or when it crosses certain parts of the network;
                -   Interception of messages.

        4.   Designing a security system, which will include both the local area network (LAN) and the Wide area network (WAN).

        5.   Designing a system, which will give optimal protection at the "port"
             of the computer. The hackers use these entries predominantly to access the server. Their techniques consist of:

                -   Adjoining an application on the server that is not
                    authorized or asking the server to perform a certain number of operations beyond the capacity of the server,
                -   Use the weaknesses of certain protocols which allow them to access the hard disc,
                -   Getting control of the system.

        6.   Perform an audit of the client's existing system in order to locate the weaknesses of the system. This consists of an analysis of a mass of data, e.g. login, logout, attempt to usurp the rights of the Administrator, access to the "ports", alteration of rights, verification by "listening" to the procedures and the connections.

        7.   Provide an adequate back up system, which will allow the
             reconstruction of the system. The back up system must be able not only to safeguard the data but also to allow complete recovery.

                                       40

        8.   The network security does not stop with the installation of an appropriate system.  It requires constant updating, look out for new tools, lookout for new methods used by hackers. We take care of the follow-up.

        9.   We provide guidelines of measures to be taken in case of any incident. These guidelines contain contact numbers.

        10.  We take all appropriate measures; we make an evaluation of the damages, reconstruct the system and pinpoint responsibility.

        11.  We also provide a security system through which all incoming emails are filtered. If a mail is infected, the server will block access to it immediately so that the user's system is not infected. The illustration below shows how the system works.

A simple illustration regarding emails

All the incoming mails transit in our server where they are automatically verified and those containing a virus is eliminated. At the client's option, almost all publicity can be eliminated. Our system does not involve any manipulation. The machine treats all the documents directly and these incoming messages can only be accessed by the recipient who will login his own passwords
(5 auto generated levels). Thus assuring total confidentiality.

When the server detects a problem (virus, Worm etc) on an Internet site, it will block access to this site by all the workstations by sending an alert mail on the browser.

When the server detects a virus or any anomaly, it will withdraw the workstation that generates the virus from the network or it will not transmit the mail.

This particular service is in addition to the normal procedures described above.
We are going to charge a fixed amount per month per batch of email accounts for the same user. The targeted users range from Corporations with at least one computer to private users.

2. ICBC - King David's French Bakery

The concept

It will cater for the growing needs of people who are looking for breads and pastries prepared by using natural ingredients and where the taste is a major component and in some cases where products used as well as end products bearing the "kosher" label being important.

The US has a national health problem identified as obesity and now recognized as an illness. People are more and more conscious that their health depends mainly on their life styles where eating habits play a major role. As a result there is a growing awareness to eat natural products as opposed to industrially prepared foods. Mature people want to enjoy life by selecting their foods and parents are sensitive to what they are giving as foods to their kids. Plenty of these same people also prefer foods with the "kosher" label.

These considerations are the motivating force behind the concept for this venture. Besides fresh and natural ingredients we shall be using traditional methods and appropriate equipments.

Under the commercial name of King David's French Bakery, Industrie Caribienne De
Bolangerie Corp (ICBC) will establish two pilot production units for bread using traditional ingredients and according to preferred tastes of the target markets.
One pilot unit will be located in Palm Beach and the other in Guadeloupe. Both units will be organized as model ventures to be developed as a franchise in a near future.

The pilot units respond to popular demand. The market orientation for food is leaning more and more toward natural ingredients and traditional manufacture as opposed to mass industrial outputs.

                                       41

Fresh produce daily with a difference

Each pilot bakery and subsequently each unit in the franchise will orient production according to demand for specific tastes and low calorie foods. Thus the unit in Palm Beach will target a mature segment of the population
(predominant in this area) who is leaning more and more on natural foods in order to enjoy a healthy life style. Also, this segment of the population is prepared even to pay a premium for guaranteed quality products with the "kosher"
label.

The preparation of the biological bread will follow the guidelines depicted by the French organization NATURE ET PROGRES, one of the most ancient methods of production. Demand for ancient and traditional bread is increasing in France,
Belgium, United Kingdom and the US, countries known for the consumption of industrial breads. This demand has spurred traditional methods of production, use of natural yeast and millstone flour.

Prospects

There are good prospects for ordinary breads, special breads such as unleavened breads, farmhouse loaf, whole meal bread, ginger bread and bio breads. The production of these breads requires modern equipments and high level of hygienic conditions and above all a technical know how. However, the key to produce the taste, besides the quality, rests with the baker and the quality of the ingredients used.

The production will be based on a successful unit in Guadeloupe - LA BAGUETTE
DOREE. The baker-in- chief Mr. Sousseing has proved his craftsmanship as evidenced by the success of this unit and its growing reputation. The Guadeloupe unit will follow this pattern although more rigorous in the application of norms of quality. Besides breads and pastries, a convenient and attractive space will be earmarked for the clients wishing to consume the pastries or sandwiches on the spot or simply tastes first grade coffee or afternoon tea. The unit will also cater for groups.

Revenues will be earned from each of the production lines: traditional breads, special breads, pastries, sandwiches, coffee and tea. This strategy will allow the unit to remain open the whole day and seven days a week. Use of part time workers is a key element to reduce the costs.

Both units will generate revenues within six months. The delays are due to the lag time between order of equipments and their installation. Sales will grow over time as customers become convinced of the recurring nature of the quality and the use of natural ingredients

Key personnel of the Bakeries

Fabien Yannick Leibnitz

Mr. Fabien Yannick Leibnitz is the President of Industrie Caribeenne de
Boulangerie Corp. (IC BC). He specializes in projects from conception to realization.

Education: 1991 to 2001:
Universite de Fouillole in Guadeloupe. This course is offered as a continuing course for working students. Obtained a master's degree: Maitrise de
l'environnement physique ecologique et socioculturel  Universite Antilles
Guyane, Dioploma in Structure touristique Universite Paris 13 (France) Diploma in Psychologie appliquee

Professional Experience:
Manager of the construction projects of the [CHAMBRE DES METIERS de la MARTINIQUE]
        1.   Construction of green space along highway 972 in LA MARTINIQUE
        2.   SOGIM SARL financing and construction of houses in LA MARTINIQUE
        3.   LE TON EN HARMONIE, Builder, monitoring of suppliers' accounts, and bridge financing. Construction site in GUADELOUPE, Management

                                       42

        4.   ARCHIPEL ESCAPADE, Conception and management of original tourist routes
        5.   SAPL SARL -Conception and realization of Luna Park (leisure park)
        6.   OFFICE NATIONAL DES EAUX ET FORETS, wrote a research paper in
             Entomology
        7.   GSI SARL - organization of trade fairs
        8.   Organization of martial arts tournaments. Mr. Leibnitz is a martial arts champion.
        9.   ARCHIPEL ESCAPADE - management, sales of tourist packages.
        10.  SOGIM LOISIRS - Management of short term rentals
        11.  11 CARAIBE NEGOCE SARL - Sales department: Organization of sales throughout the Caribbean islands, quality control and marketing.

Julien, Henri Sousseing

Mr. Henri Sousseing will be the COO of Industrie Caribeenne de Boulangerie Corp.
He will be responsible for both units of production. He is a qualified and experienced bread and pastries maker. His experience and qualifications together with his achievements in "la Baguette D'Oree", a highly successful bakery in
Guadeloupe, will ensure not only the quality of the production but mainly the taste based on organic ingredients, (all kosher) and traditional methods of production. His objective is to develop a unique line of Bread and pastry that will then be franchised.

Education:  1980 - 1982 :
Institut National de la Boulangerie (INPB)  Paris
C A P  Boulanger patissier : Diplome en viennoiserie et glace, Diplome en Pains
Speciaux, Diplome en Pain de Tradition Francaise, Diplome sur les Produits et
Procedes de Fabrication (Diploma in Bread and Pastry)

Professional experience

-   1998  - 2003  "Baguette doree"
    His responsibilities:
    As Manager of the bakery, which he established himself, he sky rocketed sales from 3, 500 Dollars to 550,000 US Dollars. Sales by category increased by 100%. He invented three new recipes, which increased sales by 12%.

-   1986 to 1998 - PATISSERIE DE CAPESTERRE, he was employed as a pastry maker.
    Sales went up during that period by 22%.

-   1982 - 1986 Chez Larisse Pointe Noire, Chef Patissier:
    He managed the unit with a turnover of more than 300,000 Dollars

1982 Chez Coudray, Chef Patissier:
Harmonization of all productions, conception and production of a new line of pastries

Competition in the different markets targeted by IMB Corp. and King David's French Bakery.

Competition exists in the business providing computer security. This is a market for professional services. It depends on the quality of the service. The IT experts must be dedicated and be able to provide the services efficiently and rapidly. A prompt quality service is the key to success. In order to give the level of satisfaction required by customers, the company needs to have the right people. WE HAVE THE RIGHT PEOPLE.

Demand far exceeds offer of right services in this field. An inadequate service is as bad or even worse than no service at all. At least in this case the company has not invested in the service but still looses valuable data and related business.

                                       43

Any implemented security system must detect an attack against it immediately and provide a remedial action INSTANTLY. However, in cases where the attacks are based on new ingenious methods a prompt reaction is warranted and the problem solved or the damages halted in the next three hours. To achieve this level of protection we make ourselves available in "up time" which means a quasi presence of almost 99% of the time.

As far as the King David's French bakery is concerned, we do not know of any bakery, which has the same concept.

Mission Statement:

IMB
Our aims are:

         -   To provide a safe environment for the storage of data;
         -   To provide state of the art service to prevent hacking;
         -   To provide an in house diagnosis and remedial action;
         -   To constantly monitor a client's system with a view to block access to unauthorized persons;
         -   To verify the client's security system regularly in order to protect confidentiality although a 100 % risk free system does not exist;
         -   To be available practically all the time and to intervene either remotely or on site.

ICBC
         -   To provide the freshest products possible,
         -   To provide Kosher products with taste,
         -   To provide a clean environment for on site consumption.

ARTI
         -   To target as many Companies as possible in Europe, Russia and the
             Rest of the World,
         -   To effectively establish at least five companies during the fiscal year on US soil,
         -   To help finance (if need be) some of the newly established
             Companies,
         -   To generate enough income from these Companies in order to ensure a high level of profitability in the form of monthly administrative costs payments and yearend revenues derived from dividends paid from these Companies.

PATENTS AND TRADEMARKS

At the present time, we do not own any patents or trademarks.

EMPLOYEES

We presently have no full time employees.  Staffing levels will be determined as we progress and grow. As many independent contractors as possible will be used to keep payroll expenses to a minimum.

16. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Both officers of the company are experienced in this type of business. Demand for this type of services is high and at present ARTI has already completed pre-evaluation of a dozen companies operating with new technologies in France and Russia. These companies deal with industrial 3-D Decoration, Houses based on a new process that is affordable to low income group, wireless broadband
Internet, etc. Our primary focus at this point is developing our marketing efforts to locate the new and innovative technologies for which there is a huge demand in the US.

Our 12 months plan of operation requires the receipt of $3,500,000 and will be utilized as follows:

                  ARTI     $ 1,300,000
                  IMB      $ 1,200,000
                  ICBC     $ 1,000,000

ARTI will continue to locate and establish new and innovative technologies in
North America. Besides monthly management fees, ARTI will be allocated a certain number of shares in each company and a few seats on the Board of Directors; this is negotiated on a case-by-case basis. ARTI, though not involved in the day-to-day running of the operations of these companies, controls the disbursement of funds. Thus, each company established here by ARTI results into management fees and dividends.

ARTI via its Directors and associates networks in Haute Savoie, France, Geneva,
Switzerland and Samara, Russia and via its own networks that will be developed in a near future, will conduct the preliminary analysis of potential clients. A first selection is made and the business plans are then transferred to ARTI'S headquarters. At that stage, the ultimate decision will be made after a careful review of the various Companies products' potential success in North America.

Management believes that the line of business of ARTI makes it profitable in the long run without any positive cash flows from any of the companies it has helped establish in the US. The following forward-looking table illustrates this point.

ARTI's PROJECTED STREAM OF INCOME FROM ITS OWN ACTIVITIES

------------------------------ ------------------------------ -------------
Year                           Net Income ARTI                Return
------------------------------ ------------------------------ -------------
Year 1                         208,000                        5.94%
------------------------------ ------------------------------ -------------
Year 2                         338,000                        9.66%
------------------------------ ------------------------------ -------------
Year 3                         728,000                        20.8%
------------------------------ ------------------------------ -------------
Year 4                         1,118,000                      31.94%
------------------------------ ------------------------------ -------------
Year 5                         1,508,000                      43.08%
------------------------------ ------------------------------ -------------
Average                        780,000                        22.28%
------------------------------ ------------------------------ -------------

The company would not require additional financing during the first twelve month period as it expects a stream of revenues to cover whatever fluctuation in the costs of equipments etc. It has no plan to sell additional stock to raise more money during the twelve months following start of operations.

LIQUIDITY AND CAPITAL RESOURCES

We are relying, in part on the success of this offering to provide us with the necessary capital to subsidize the day-to-day operations until we can reach a level of sales of product and services that will sustain our operating expenses.
There can be no assurance that any shares of this offering will be successfully sold, and if sold, whether 100% 0f the offering will be sold. The financial statements made part hereof have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

MARKETING

Most of our marketing and promotion will be accomplished through our officers who will be part of the sales organization. The services we can offer our customers are affordable as can be judged by the numerous inquiries received by our Officers' extensive networks in France, Switzerland and Russia.

Our management has experience in the financial management arena. Building on this experience, we intend to offer our services to a growing number of countries. We shall contract with experts for evaluation of technologies proposed to us. The prior operations in which management has been involved have no affiliation with ARTI.

Pricing will be structured to provide our services at a relatively low cost in order to broaden the size of the industry segment targeted by us. If a technology has a higher potential of growth and profitability we may decide to take a bigger participation via an investment and get more involved in the business in the US.

EMPLOYEES

We presently have no employees. A certain number of employees have been identified for International Motion Book and KDFB. As far as the activities of
ARTI are concerned we shall work with experts on a contractual basis on a case-by-case basis.

The level of recruitment in both IMB and ICBC is contingent upon the level of funding received.

Both our Officers' Employment Contracts will become effective when the Company is funded. All contracts are for a period of five years and all have a non-compete clause included in the Agreement. All Agreements require full time devotion to the Company.

17. DESCRIPTION OF PROPERTY

We will lease office space at South County Road, Palm Beach, Florida for $4,000 per month. Upon funding, we intend to lease space to accommodate the administrative staff of each new established company while their manufacturing sites will be located according to their needs either in West Palm Beach or wherever appropriate.

18. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jadoomanee Rampadaruth, the Company's Executive Vice President, CFO, COO and
Director, is the father of Amal Rampadaruth, the Company's CEO, President.
Chairman and Director.

19. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, there has been no public market for the common stock of the Company. At the present time neither any National Securities Exchange nor the NASDAQ stock market lists the securities offered. There is no public trading market for our common stock. There are outstanding 28,600,000 common shares as of January 15,2003. We are currently offering 1,400,000 common shares through this offering. We have also agreed to register an additional 3,760,000 for selling shareholders. Since its inception, no dividends have been paid on our common stock. We intend to retain any earnings for use in the business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

20. SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the aggregate compensation paid or to be paid by ARTI to its Chief Executive Officer and each of the other executive officers for services rendered in all capacities to the Company for the fiscal year ended December 31, 2002.

                                       44

                               Annual                            Long-Term                         All Other
                             Compensation                   Compensation Awards                 Compensation
                        --------------------         --------------------------------       -----------------------
                                                         Restricted
Name and                                              Stock      Stock      Securities                    Group
Principal              Fiscal                          Awards   Awards     Underlying        Matching    Life Ins.
Position               Year    Salary    Bonus       ($)            (#)      Options          401K       Premium
-----------            -----   ------    -----    -------------------------------------      -------     -------

Amal Rampadaruth       2002     $-0-      -0-         -0-          -0-         -0-             -0-         -0-
CEO/President

Jadoomanee
Rampadaruth            2002     $-0-      -0-         -0-          -0-         -0-             -0-         -0-
CFO/VP

STOCK OPTIONS

Our Board of Directors has not granted any stock options or stock appreciation rights during our prior fiscal year or the current year to any person exercisable during 24 months after this offering.

BENEFIT PLANS

Currently we have no benefit plans. When the funding is completed, we intend to offer a 401k plan for our employees and officers. Additionally, we intend to add a group health plan for employees, which will pay the monthly premiums for the employee only. Family members of the employee can be added to the plan but at their own expense. We feel that it will be important to be able to offer these minimal benefits in order to attract and retain talented employees.

FUTURE COMPENSATION

We do not have plans to increase the current levels of compensation to its employees, officers, or directors either through the use of additional wages, incentive programs, restricted stock awards, or otherwise.

21. FINANCIAL STATEMENTS

Projections for IMB:
Revenues
------------------------ --------------- ----------------- ------------------ ------------------ -------------
Item                     Year 1          Year 2            Year 3             Year 4             Year 5
------------------------ --------------- ----------------- ------------------ ------------------ -------------
Security                 460,000         800,000           1,215,000          2,010,000          4,020,000
------------------------ --------------- ----------------- ------------------ ------------------ -------------
Animation                0               50,000            625,000            1,250,000          4,250,000
------------------------ --------------- ----------------- ------------------ ------------------ -------------
Subscription             0               37,500            75,000             375,000            750,000
------------------------ --------------- ----------------- ------------------ ------------------ -------------
Games                    100,000         500,000           1,000,000          2,000,000          4,000,000
------------------------ --------------- ----------------- ------------------ ------------------ -------------
TOTAL                    560,000         1,387,500         2,915,000          5,615,000          13,020,000
------------------------ --------------- ----------------- ------------------ ------------------ -------------

Expenses
---------------------------- ---------------- --------------- ----------------- --------------- --------------
Item                         Year 1           Year 2          Year 3            Year 4          Year 5
---------------------------- ---------------- --------------- ----------------- --------------- --------------
Capital Expenditure
                             345,000          25,000          50,000            50,000          50,000
---------------------------- ---------------- --------------- ----------------- --------------- --------------
Payroll-Tech                 900,000          990,000         1,089,000         1,197,900       1,317,690
---------------------------- ---------------- --------------- ----------------- --------------- --------------
Payroll-Mgt                  180,000          180,000         180,000           180,000         180,000
---------------------------- ---------------- --------------- ----------------- --------------- --------------
Payroll-Adm                  134,400          147,840         162,264           178,886         196,775
---------------------------- ---------------- --------------- ----------------- --------------- --------------
Management Fees              60,000           66,000          72,600            79,860          84,847
---------------------------- ---------------- --------------- ----------------- --------------- --------------
Depreciation                 70,000           70,000          70,000            70,000          70,000
---------------------------- ---------------- --------------- ----------------- --------------- --------------
Operating Expenses
                             283,000          311,300         342,430           376,573         414,400
---------------------------- ---------------- --------------- ----------------- --------------- --------------
TOTAL                        1,972,400        1,790,140       1,966,294         2,133,219       2,313,712
---------------------------- ---------------- --------------- ----------------- --------------- --------------

                                       45

Income Statement For The Next 5 Years
-------------------- -------------------- ------------------ ------------------ ------------------ -----------
Item                 Year 1               Year 2             Year 3             Year 4             Year 5
-------------------- -------------------- ------------------ ------------------ ------------------ -----------
Revenues             560,000              1,387,500          2,915,000          5,615,000          13,020,000
-------------------- -------------------- ------------------ ------------------ ------------------ -----------
Operating Expenses   1,972,400            1,790,140          1,966,294          2,133,219          2,313,712
-------------------- -------------------- ------------------ ------------------ ------------------ -----------
EBIT                 -1,412,400           -402,640           918,776            3,481,781          10,706,288
-------------------- -------------------- ------------------ ------------------ ------------------ -----------
Tax                  0                    0                  0                  261,787            3,747,200
-------------------- -------------------- ------------------ ------------------ ------------------ -----------
Net Profit after     -1,412,400           -402,640           1,077,448          3,219,994          6,959,088
tax
-------------------- -------------------- ------------------ ------------------ ------------------ -----------

Tax year 4 based on profits less accumulated losses and write off of allowance on purchase of equipment.

Our provisional income statements are as follows:

1.   The projections for the Palm Beach unit

These projections include sales from points of sales located in Boca Raton, Palm
Beach Gardens, Fort Lauderdale, Hollywood and Aventura - Miami.

------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------
Item                           Year 1           Year 2             Year 3             Year 4             Year 5
------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------
Turnover                       600,000          690,000            745,000            795,000            825,000
------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------
Less Cost of Sales             350,000          370,000            395,000            420,000            430,000
------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------
Gross Profit                   250,000          320,000            350,000            375,000            395,000
------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------
Selling & Administration
                               99,180           115,710            119,180            122,245            126,440
------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------
EBITDA                         150,820          204,290            230,820            252,755            268,560
------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------
Amortization                   25,000           25,000             25,000             25,000             25,000
------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------
Earnings before Tax
                               125,820          179,290            205,820            227,755            243,560
------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------
Tax                            45,295           64,544             74,095             81,991             87,682
------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------
Earnings after Tax             80,525           114,746            131,725            145,764            155,878
------------------------------ ---------------- ------------------ ------------------ ------------------ -------------------

2.   Guadeloupe

------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Item                            Year 1             Year 2            Year 3             Year 4            Year 5
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Turnover                        499,800            552,100           616,600            688,618           769,050
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Less Cost of Sales              256,860            292,100           327,650            382,020           454,610
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Gross Profit                    242,940            260,000           288,950            306,598           314,440
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Selling and administration      149,180            165,710           169,180            172,755           176,440
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
EBITDA                          93,760             94,290            119,770            133,843           138,000
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Provisions                      5,000
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Amortization                    30,000             30,000            30,000             30,000            30,000
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Earnings before Tax             58,760             64,290            89,770             103,843           108,000
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Tax                             21,154             23,144            32,317             37,383            38,880
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Earnings after Tax              37,606             41,146            57,453             66,460            69,120
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
Gov. Subsidy                    25,000
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------
TOTAL Earnings after Tax        62,606             41,146            57,453             66,460            69,120
------------------------------- ------------------ ----------------- ------------------ ----------------- ------------------

                                       46

Combined Earnings for Bakeries
-------------------------- ------------------ ------------------- ------------------ ------------------- -------------------
                           Year 1             Year 2              Year 3             Year 4              Year 5
-------------------------- ------------------ ------------------- ------------------ ------------------- -------------------
Guadeloupe                  62, 606             41,146            57,453             66,460              69,120
-------------------------- ------------------ ------------------- ------------------ ------------------- -------------------
Palm Beach                  80,525            114,746             131,725            145,764             155,878
-------------------------- ------------------ ------------------- ------------------ ------------------- -------------------
TOTAL                      143,131            155,892             189,178            212,224             224,998
-------------------------- ------------------ ------------------- ------------------ ------------------- -------------------

Combined Earnings for all the projects after tax
-------------------------- ------------------- ------------------ ------------------ ------------------- -------------------
Project                    Year 1              Year 2             Year 4             Year 4              Year 5
-------------------------- ------------------- ------------------ ------------------ ------------------- -------------------
IMB                        -1,412,400          -402,640           1,077,448          3,219,994           6,959,088
-------------------------- ------------------- ------------------ ------------------ ------------------- -------------------
Bakery                      143,131            155,892            189,178            212,224             224,998
-------------------------- ------------------- ------------------ ------------------ ------------------- -------------------
Total                      -1,269,269          -246,748           1,266,626          3,432,218           7,184,086
-------------------------- ------------------- ------------------ ------------------ ------------------- -------------------

Projections for ARTI:
Revenues
-------------------------- ---------------- ------------------- ------------------- ------------------- --------------------
Item                       Year 1           Year 2              Year 3              Year 4              Year 5
-------------------------- ---------------- ------------------- ------------------- ------------------- --------------------
Establishment of
Companies - 5 per year;    750,000          750,000             750,000             750,000             750,000
3 for first yr.
-------------------------- ---------------- ------------------- ------------------- ------------------- --------------------
Services                   150,000          750,000             1,350,000           1,950,000           2,550,000
-------------------------- ---------------- ------------------- ------------------- ------------------- --------------------
TOTAL                      900,000          1,500,000           2,100,000           2,700,000           3,300,000
-------------------------- ---------------- ------------------- ------------------- ------------------- --------------------

Expenses
---------------------------- -------------- ------------------- ------------------- ------------------- --------------------
Item                         Year 1         Year 2              Year 3              Year 4              Year 5
---------------------------- -------------- ------------------- ------------------- ------------------- --------------------
Operating Expenses
                             120,000        480,000             480,000             480,000             480,000
---------------------------- -------------- ------------------- ------------------- ------------------- --------------------
Establishment Costs
(5x100,000)                  500,000        500,000             500,000             500,000             500,000
---------------------------- -------------- ------------------- ------------------- ------------------- --------------------
TOTAL                        620,000        980,000             980,000             980,000             980,000
---------------------------- -------------- ------------------- ------------------- ------------------- --------------------

Income Statement
------------------------- ---------------- ------------------- ------------------- -------------------- --------------------
Item                      Year 1           Year 2              Year 3              Year 4               Year 5
------------------------- ---------------- ------------------- ------------------- -------------------- --------------------
Revenues                  900,000          1,500,000           2,100,000           2,700,000            3,300,000
------------------------- ---------------- ------------------- ------------------- -------------------- --------------------
Operating Costs           620,000          980,000             980,000             980,000              980,000
------------------------- ---------------- ------------------- ------------------- -------------------- --------------------
EBITDA                    320,000          520,000             1,120,000           1,720,000            2,320,000
------------------------- ---------------- ------------------- ------------------- -------------------- --------------------
Tax                       112,000          182,000             392,000             602,000              812,000
------------------------- ---------------- ------------------- ------------------- -------------------- --------------------

ARTI's share of after tax profits
-------------------------- ----------------- ------------------ ------------------- ------------------- --------------------
                           Profits after     Profits after      Net Income ARTI     Total Profits       Return
                           tax IMB           tax Bakeries                           after tax
-------------------------- ----------------- ------------------ ------------------- ------------------- --------------------
Percentage of shares held  13.33%            16.6%              100%
-------------------------- ----------------- ------------------ ------------------- ------------------- --------------------
Year 1                     0                 23,760             208,000             231,760             6.62%
-------------------------- ----------------- ------------------ ------------------- ------------------- --------------------
Year 2                     0                 22,817             338,000             360,817             10.3%
-------------------------- ----------------- ------------------ ------------------- ------------------- --------------------
Year 3                     143,624           28,651             728,000             900,275             25.72%
-------------------------- ----------------- ------------------ ------------------- ------------------- --------------------
Year 4                     429,225           32,418             1,118,000           1,579,643           45.13%
-------------------------- ----------------- ------------------ ------------------- ------------------- --------------------
Year 5                     927,646           38,504             1,508,000           2,474,150           70.69%
-------------------------- ----------------- ------------------ ------------------- ------------------- --------------------

Average yearly return on 5 years: 31.69 % not taking into consideration the followings:

        o   Capital Gains derived from the sale of some of the shares of the established companies,
        o   Income generated by each and every one of the other companies established,
        o   Based on above, 7.91 % of net income is generated annually by the established companies (IMBC & Bakeries). As such, we can extrapolate and estimate net income of the other establishes companies as being:
            19.75 % for 2nd year, 40 % for 3rd year, 60% for 4th year and 80%
            for 5th year, {(7.91%/2)*5 each year}

                                       47

ARTI's anticipated returns excluding share of profits from the related companies

------------------------ ------------------ -------------------
                         Net Income ARTI    Return
------------------------ ------------------ -------------------
Year 1                   208,000            5.94%
------------------------ ------------------ -------------------
Year 2                   338,000            9.66%
------------------------ ------------------ -------------------
Year 3                   728,000            20.8%
------------------------ ------------------ -------------------
Year 4                   1,118,000          31.94%
------------------------ ------------------ -------------------
Year 5                   1,508,000          43.08%
------------------------ ------------------ -------------------
Average                  780,000            22.28%
------------------------ ------------------ -------------------

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       EXAMINATION OF FINANCIAL STATEMENTS
                                JANUARY 22, 2003

                                TABLE OF CONTENTS

                                                                            PAGE

INDEPENDENT AUDITOR'S REPORT.................................................F-1

FINANCIAL STATEMENTS:

NOTES TO FINANCIAL STATEMENTS..........................................F-5 - F-6

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Amalgamated Resources Technologies, Inc.
Palm Beach, Florida

We have audited the accompanying balance sheet of Amalgamated Resources
Technologies, Inc. (a Florida corporation and a development stage company) as of
January 22, 2003 and the related statements of operations and cash flows from the date of inception (February 7, 2002) to January 22, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amalgamated Resources
Technologies, Inc. as of January 22, 2003 and it's operations and cash flows from the date of inception (February 7, 2002) to January 22, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
February 18, 2003

                                      F-1

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                             AS OF JANUARY 22, 2003

                                     ASSETS

CURRENT ASSETS:

        Cash                                               $6,948

TOTAL ASSETS                                               $6,948

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

        Note payable to stockholders                       18,473

STOCKHOLDERS' EQUITY:

      Common stock; $.0001 par value,
      100,000,000 shares authorized,
      28,600,000 shares issued and outstanding              2,860

      Class A Common stock; $.0001 par value,
      having 10 votes per share, 5,000,000
      shares authorized, 5,000,000 issued and
      outstanding                                             500

      Deficit incurred during the development stage       (14,885)

      Total stockholders' equity (deficit)                (11,525)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $6,948

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                       F-2

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
               FOR THE PERIOD FEBRUARY 7, 2002 (date of inception)
                               TO JANUARY 22, 2003

Revenues                                                      $

Expenses

   Audit fees                                                    2,500

   Filing fees                                                     105

   Legal fees                                                   10,000

   Office expenses                                               2,280

      Total expenses                                            14,885

Deficit incurred during the development stage                 $(14,885)

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                       F-3

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
               FOR THE PERIOD FEBRUARY 7, 2002 (date of inception)
                               TO JANUARY 22, 2003

Cash flows from operating activities                          $(14,885)

Cash flows from investing activities                                 0

Cash flows from financing activities

     Issuance of common stock                                    3,360

     Borrowing from stockholder                                 26,473

     Repayment of loan                                          (8,000)

     Net cash provided by financing activities                  21,833

Increase in cash                                                 6,948

Cash, beginning of period                                            0

Cash, end of period                                            $ 6,948

See Independent Auditor's Report and Accompanying Notes to Financial Statements.

                                       F-4

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                              AS OF JANUARY 22, 2003

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Amalgamated Resources Technologies, Inc. ("the Company") is a development stage enterprise incorporated under the laws of the State of Florida in February 2002.
The Company's offices are in Palm Beach, Florida, its only location.

Amalgamated Resources Technologies, Inc. does not presently conduct business operations.

Method of Accounting

The Company will report the results of its operations using the accrual method of accounting for both financial statement and income tax purposes. Under this method, income is recognized when earned and expenses are deducted when incurred. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.

Income Taxes

The Company has no taxable income to date; therefore, no provision for federal or state taxes has been made.

2.   Common Stock and Class A Common Stock

The Company was incorporated with an authorized capital of 100,000,000 shares of
$0.0001 par value common stock in February 2002. The Company has issued
28,600,000 shares to founder shareholders. It has earmarked 1,400,000 shares to be offered to the public after the completion of the required filings with the
Securities and Exchange Commission.

The Company is also authorized to issue 5,000,000 shares of Class A common stock having a par value of $0.0001 with 10 votes per share. The Class A common stock was issued at January 2003.

                        See Independent Auditor's Report.

                                       F-5

                    AMALGAMATED RESOURCES TECHNOLOGIES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                             AS OF JANUARY 22, 2003

3.   Development Stage Operations

The Company was formed in February 2002. The Company is in the process of raising capital, and financing for its future operations. As of January 22,
2003, the Company had 76 stockholders.

4.   Note Payable to Stockholder

The Company borrowed $26,473 from Alps Resources Bankers, Inc. (a stockholder).
The note bears interest at 10% and is due in on demand.

                        See Independent Auditor's Report.

                                       F-6

22. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no changes in or disagreements with our accountants since the inception as required to be disclosed pursuant to Item 304 of Regulation SB.

23. LEGAL MATTERS

Richard P. Greene, P.A., located in Fort Lauderdale, Florida, has passed upon the validity of the issuance of our shares of common stock being offered.

The audited financial statements as of January 15, 2003, appearing in this prospectus and registration statement have been audited by Holyfield & Thomas,
LLC, Certified Public Accountants and Advisors, and are included in reliance upon such reports given upon the authority of Holyfield & Thomas, LLC, as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You can find additional information about our company at WWW.ARGROUP.WS A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange
Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to ARTI and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth
Street, N.W., Washington, D.C. 20549, and the Midwest Regional Office location at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and
copies of all or any part thereof may be obtained from the Public Reference
Branch of the Commission upon the payment of certain fees prescribed by the
Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330.

                                       48

You should rely only on information
contained in this prospectus. We have
not authorized anyone to provide you
with information different from that
contained in this prospectus. We are
offering to sell, and seeking offers
to buy, shares of common stock only in                         1,400,000 shares
jurisdictions where offers and sales
are permitted. The information contained
in this prospectus is accurate only as
of the date of this prospectus, regardless
of the time of delivery of this prospectus
or of any sale of our common stock.

                                                     Amalgamated Resources Technologies Inc.

No action is being taken in any
jurisdiction outside the United States
to permit a public offering of the
common stock or possession or distribution
of this prospectus in any such jurisdiction.
Persons who come into possession of this
prospectus in jurisdictions outside the
United States are required to inform
themselves about and to observe any
restrictions as to this offering and the
distribution of this prospectus applicable
to that jurisdiction. Until the effective
date all dealers that buy, sell or trade in             ____________________________________
our common stock, whether or not participating
in this offering, may be required to deliver                        Prospectus
a prospectus.                                           ____________________________________

Until ____________, all dealers effecting
transactions in registered securities, whether
or not participating in this distribution,
may be required to deliver a prospectus. This
is in addition to the obligation of dealers to
deliver a prospectus when acting as underwriters
and with respect to their unsold allotments or
subscriptions.

                                                                February __, 2003

                                       49

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ARTI's Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages and for breaches of fiduciary duties. The articles of incorporation does not, however, eliminate or limit the personal liability of a director for (i)
any breach of the director's duty of loyalty to ARTI or its stockholders, (ii)
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided FOR UNDER the Florida General Corporation
Law or (iv) from any transaction from which the director derived an improper personal benefit.

ARTI's Bylaws provide that the Company shall indemnify its directors, officers, and employees, to the full extent permitted under the General Corporation Law of
Florida. In addition, we have entered or will enter into indemnification agreements with our directors, and officers that provide for indemnification in addition to the indemnification provided in our By Laws. The indemnification agreements contain provisions that may require us, among other things, to indemnify our directors and executive officers against certain liabilities
(other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of ARTI or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified.
We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay.

It is estimated that the expenses incurred in connection with distribution of the shares of common stock being offered will be as follows:

     Expenses to be paid by ARTI:

--------------------------------------------------- ---------------------
Item                                                Amount
--------------------------------------------------- ---------------------
Accounting                                          8,000.00*
--------------------------------------------------- ---------------------
Attorney fees                                       30,000.00*
--------------------------------------------------- ---------------------
Printing expenses - Final prospectus                5,000.00*
--------------------------------------------------- ---------------------
Standard & Poors                                    4,000.00*
--------------------------------------------------- ---------------------
Registration fees - SEC (1)                         474.72
--------------------------------------------------- ---------------------
Transfer agent                                      2,375.00*
--------------------------------------------------- ---------------------
TOTAL offering expenses                             50,000.00*
--------------------------------------------------- ---------------------

* These figures represent estimations by management.

Note: ARTI is offering 1,400,000 common shares through this offering has incurred $128.80 in registration fees; while, the selling shareholders are offering 3,760,000 common shares, incurred $345.92 in registration fees, that we have paid on their behalf.

The following sets forth information concerning unregistered sales of our common stock. These were unsolicited transactions and did not involve any public solicitation or advertisement in any way.

The company sold 28,600,000 shares of its common stock to the founders at $.0001 per share. The use of amount received is not considered material for disclosure.

The company has not sold any registered share.

This offering is being conducted on a continuous basis pursuant to Rule 415 of the Securities Act of 1933. The undersigned registrant hereby undertakes:

        1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                       50

                i.   To include any prospectus required by section 10(a)(3) of
                     the Securities Act of 1933;

               ii.   To reflect in the prospectus any facts or events arising
                     after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,
                     individually or in the aggregate, represent a fundamental
                     change in the information set forth in the registration
                     statement. Notwithstanding the foregoing, any increase or
                     decrease in volume of securities offered (if the total
                     dollar value of securities offered would not exceed that
                     which was registered) and any deviation from the low or
                     high end of the estimated maximum offering range may be
                     reflected in the form of prospectus filed with the
                     Commission pursuant to Rule 424(b) if, in the aggregate,
                     the changes in volume and price represent no more than 20%
                     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the
                     effective registration statement.

              iii.   To include any material information with respect to the
                     plan of distribution not previously disclosed in the
                    registration statement or any material change to such
                    information in the registration statement;

        2.   That, for the purpose of determining any liability under the
             Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the
             securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

The Company sold 28,600,000 shares of its common stock at a price of $.0001 per share to investors who are not officers, directors or affiliates of the Company.
The shares were sold pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended.

28. EXHIBITS

Exhibit #

        3.1   Articles of Incorporation and Amendments
        3.2   By-Laws

          4   Instruments defining the rights of holders (refer to exhibit 3)

          9   Voting Trust agreement (not applicable)

         10   Material contracts

         11   Statement: Computation of per share earnings (not applicable)

         21   Subsidiary of the Registrant (not applicable)

       23.1   Opinion Re: Legality and Consent of Experts & Counsel
       23.2   Consent of Holyfield & Thomas, LLC, Certified Public Accountants

         24   Power of Attorney (not applicable)

         99   Additional Exhibits
              99.1 Subscription Agreement
              99.2 Escrow Agreement and Indemnification Agreement

                                       51

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm
Beach, Florida on 20th day of February, 2003.

                                   AMALGAMATED RESOURCES TECHNOLOGIES, INC.

                                      /s/  Amal Rampadaruth
                                       ---------------------------
                                           Amal Rampadaruth, CEO and President/Chairman
                                          (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement:

                                      /s/  Jadoomanee Rampadaruth
                                       ----------------------------
                                           Jadoomanee Rampadaruth, CFO, COO, VP and Secretary
                                          (Principal Accounting Officer)